AGREEMENT BETWEEN KERN COUNTY WATER AGENCY
                    AND THE CALIFORNIA WATER SERVICE COMPANY
                               FOR A WATER SUPPLY


     This agreement made this 21st day of September, 2005 (hereinafter Agreement), is by and between the Kern County Water Agency, established by chapter 1003 of the 1961 Statutes of the State of California, hereinafter referred to as the "Agency" and the California Water Service Company, a California corporation, duly organized and existing under and by virtue of the laws of the State of California, hereinafter referred to as "Purveyor":

                              W I T N E S S E T H :

     WHEREAS, the Agency and the State of California entered into an agreement entitled "Water Supply Contract Between the State of California Department of Water Resources and Kern County Water Agency" dated November 15, 1963, whereby the State of California has and will furnish a water supply to the Agency; and

     WHEREAS, the Agency has obtained an annual State Water Project Table A Supply of 82,946 acre-feet per year, which is within the yield authorized for Improvement District No. 4, which it will allocate to the Urban Bakersfield Area; and

     WHEREAS, by Resolution No. 17-71 adopted December 21, 1971, as amended, the Agency formed Improvement District No. 4 of the Kern County Water Agency to undertake the financing, construction, operation and maintenance of works to provide a supplemental water supply for the Urban Bakersfield Area; and

     WHEREAS, the lands and inhabitants of the Purveyor to be served by the water provided hereby, all of which will be located in said Improvement District No. 4 prior to service, are in need of surface water for beneficial uses; and

     WHEREAS, the Agency has sold water to certain distribution agencies, and desires to continue to sell water to distribution agencies as a method of achieving the purposes of Improvement District No. 4; and

     WHEREAS, in order to continue to meet the increasing demands of the distribution agencies within Improvement District No. 4 which will exercise all reasonable efforts to comply with federal, state and local laws regarding water conservation, the Agency plans to expand its treated water supply to meet those increased demands by expanding its facilities as illustrated on attached Exhibit A, under terms and conditions which shall be fair and equitable to all such water distributors and the inhabitants of Improvement District No. 4; and

     WHEREAS, Purveyor desires to enter this Agreement with the Agency for a water supply, and increase the amount of the supply, for the benefit of the lands and inhabitants served by the Purveyor within the confines of Agency Improvement District No. 4 and for which the Purveyor will make payments to the Agency upon the terms and conditions hereinafter set forth, and Purveyor accepts this Agreement as meeting the terms of its option for continued service under its existing contract;

  NOW THEREFORE, IT IS HEREBY MUTUALLY AGREED by the parties hereto as follows:


     Article 1. Definitions.
                ------------

     When used in this Agreement, the following terms shall have the meanings hereinafter set forth:

     (A) "Agency Act " shall mean the Kern County Water Agency Act, being Chapter 1003 of the 1961 Statutes of the State of California, as amended.

     (B) "Annual Entitlement" shall mean the amounts of treated water, in acre-feet, to be made available to each Customer each Year as shown on Exhibit D, and in accordance with the option arrangement set forth in Article 8. The maximum instantaneous flow capacities to be provided for each Customer in the transmission facilities are shown on Exhibit C.

     (C) "Capacity" shall mean the measurement of the capability of a pipeline, canal, Purification Plant, or other facility as measured over a short period utilizing the full operational capability of the facility, and where referencing the Purveyor's or other Customer's share of Capacity shall mean that share allocated by this Agreement either textually or as specified in the incorporated Exhibits.

     (D) "Capital Costs" shall mean all costs incurred by the Agency which are properly chargeable, in accordance with generally accepted accounting practices, to the development of, construction of and the furnishing of equipment for the various project facilities, including the costs of surveys, engineering studies, exploratory work, designs, preparation of construction plans and specifications, acquisitions, acquisition of lands, easements and rights-of-way, relocation work, and essential legal, administrative and financial work in connection therewith.

     (E) "Capital Facilities Charge" shall mean that charge to Purveyor and other Customers which repays the Expanded Capital Costs, including the interest on financing of such costs, trustee fees, remarketing fees, credit enhancement costs, arbitrage rebate, any amount required to replenish a debt service reserve fund to its required amount, costs for financing or refunding, other ongoing financing or re-financing costs, any payments required pursuant to Article 19 hereof, any amount necessary to comply with a debt service coverage covenant for a financing, and other capital costs including, but not limited to, payments on obligations issued on the Expanded Capital Costs.

     (F) "Capital Facilities Account" shall mean a restricted account within the ID4 Enterprise Fund to receive payments of Capital Facilities Charges and to disburse payments to service the debt incurred for the Expanded Capital Costs and other Capital Costs, including but not limited to, payments on Certificates of Participation issued in 2000 and 2005, and in subsequent years as required to finance the Expansion Project.

     (G) "Cross Valley Canal" shall mean the concrete lined canal approximately 17 miles in length extending from the California Aqueduct near Tupman easterly to the Arvin-Edison Canal, together with the turnout from the California Aqueduct, the pumping plants necessary to lift water through a static head of approximately 84 feet and such road crossings, utility relocations, fences and other facilities necessary for its construction and operation.

     (H) "Customers" shall mean each of the following water distributors that contract to buy treated water from the project including: North of the River Municipal Water District, East Niles Community Services District, California Water Service Company and the City of Bakersfield.

     (I) "Distribution Component" means that portion of the Expansion Project which is set forth in Article 5(B)(2).

     (J) "Enterprise" means the Purveyor's Bakersfield District water system, including all facilities, works, properties and structures of the Purveyor's Bakersfield District for the treatment, transmission and distribution of water, excluding wastewater and all facilities for the collection and treating of wastewater, but including all contractual rights to water supplies, transmission capacity, supply, easements, rights-of-way and other works, property or structures necessary or convenient for such facilities, together with all additions, betterments, extensions and improvements to such facilities or any part thereof hereafter acquired or constructed.

     (K) "Expanded Capital Costs" shall mean that subset of Capital Costs which are due to the Expansion Project, exclusive of Cross Valley Canal expansion capital costs and other capital costs.

     (L)  "Expansion  Project"  shall mean the project to be  undertaken  by the
Agency  to  increase  treated  water  capacity  and  delivery   capability  more
particularly described in Article 5(B).

     (M) "Extension" shall mean the lined and unlined canal reaches beginning at the eastern terminus of the Cross Valley Canal at the afterbay of Pumping Plant No. 6 and extending easterly approximately 4.5 miles to a point near the Henry
C. Garnett Water Purification Plant, which point is approximately 1240 feet upstream from the Cawelo Water District's Pump Station "A," together with a pumping plant necessary to lift water through a static head of approximately 30 feet and such road crossings, utility relocations, fences and other facilities necessary for its construction and operation.

     (N) "Groundwater Charge" is the governmental exaction levied in Improvement District No. 4 under the authority of the Kern County Water Agency Act (Uncodified Act 99, West's Annotated California Water Code) and resolutions of the Kern County Water Agency Board.

     (O) "Improvement District No. 4" or "ID4" shall mean Improvement District No. 4 of the Kern County Water Agency created by Resolution No. 17-71 of the Board of Directors of the Kern County Water Agency adopted December 21, 1971, as amended.

     (P) "ID4 Enterprise Fund" is that fund created within the Agency for accounting of revenues and expenses of the Improvement District No. 4 enterprise, including restricted accounts for the payment of the Expanded Capital Costs.

     (Q) "Maintenance and Operation Costs" of the Enterprise means the reasonable and necessary costs and expenses paid by the Purveyor for maintaining and operating the Enterprise, as determined in accordance with generally accepted accounting principles (GAAP), including but not limited to (a) the reasonable expenses of management and repair and other costs and expenses necessary to maintain and preserve the Enterprise in good repair and working order, (b) administrative costs of the Purveyor attributable to the Enterprise and the financing thereof, and (c) amounts due Improvement District No. 4 under the Agreement including, but not limited to, the Treated Water Charge and Capital Facilities Charge; but excluding (x) depreciation, replacement and obsolescence charges or reserves therefore, (y) in any Fiscal Year prior to setting aside an amount equal to the Capital Facilities Charge for such Fiscal Year, capital expenditures other than as set forth in subsection (A) above, and
(z) amortization of intangibles or other bookkeeping entries or a similar nature.

     (R) "Master Contract" shall mean that contract between the Agency and the State of California entitled "Water Supply Contract Between the State of California Department of Water Resources and the Kern County Water Agency" dated November 15, 1963, as amended to date and any revisions or amendments hereafter made.

     (S) "New Customer" shall mean the City of Bakersfield.

     (T) "New Entitlement" is that portion of the Annual Entitlement which Customers have acquired through the execution of this Agreement and the Expansion Project.

     (U) "Operating Costs" shall mean all necessary costs, other than pumping costs, for the operation, maintenance, repair, replacement and administration of the various project facilities, including Expansion Project facilities.

     (V) "Original Customers" shall mean Customers other than the City of Bakersfield.

     (W) "Original Entitlement" is that portion of the Annual Entitlement which Customers held by pre-existing contract.

     (X) "Original Project" shall mean the project previously undertaken by the Agency for the benefit of Improvement District No. 4 and others as described in said Resolution No. 17-71, including the features more particularly described in
Article 5(A) hereof.

     (Y) "Point of Delivery" means the physical location at which delivery of the water from the Agency to Purveyor is deemed to occur which is the geometric plane intersecting the lumen of the delivery structure as water moves from the Agency pipeline to the delivery structure.

     (Z) "Pumping Costs" shall mean all necessary energy and standby costs incurred by the Agency for pumping water for the Original Project and Expansion Project with the exception of such costs necessary to move water to the treated water pump station.

     (AA)   "Purification   Plant"  shall  mean  the  Henry  C.  Garnett   Water
Purification Plant.

     (BB) "Purification Plant Expansion Component" means that portion of the Expansion Project defined at Article 5(B)(1).

     (CC) "Purveyor Revenues" means all gross income and revenue received or receivable by the Purveyor from the ownership and operation of the Enterprise, calculated in accordance with GAAP, including all rates, fees and charges (including connection fees to the degree permissible under Article XIII C and XIII D of the California Constitution) received by the Purveyor for Water Service and all other income and revenue howsoever derived by the Purveyor from the Enterprise or arising from the Enterprise, together with all other legally available funds from the Enterprise; provided, however, that (i) any specific charges levied for the express purpose of reimbursing others for all or a portion of the cost of the acquisition or construction of specific facilities, or (ii) customers' deposits or any other deposits subject to refund until such deposits have become the property of the Purveyor, are not Purveyor Revenues.

     (DD) "State Project Water" shall mean water made available to the Agency from the California Aqueduct, a portion of the State Water Resources Development system.

     (EE) "Treated Water Charge" is that charge established by Article 15 of the Agreement, including any surcharges thereon established pursuant to Article 15.

     (FF) "Water Service" means the service made available or provided by the Enterprise.

     (GG) "Year" shall mean the twelve (12) month period from July 1 of any year to June 30 of the following year.

     Article 2. Term.
                -----

     This Agreement shall become effective when all Customers have executed this Agreement with the Agency and, except as provided for in Article 15(D), shall remain in effect through January 1, 2035, or until the repayment in full of any bonds or similar instruments issued for financing of the Expansion Project, whichever is later. This Agreement supersedes the contract of June 13, 1974, between the Agency and Purveyor.

     Article 3. Option for Continued Service.
                -----------------------------

     After the expiration of the term of this Agreement, Purveyor shall be entitled to continued service under the following conditions unless otherwise agreed to:

     (A) Service of water in annual amounts equal to the Purveyor's total Annual Entitlement.

     (B) Service of water under the same physical conditions of service, including time, place, amount and rate of delivery, as are provided hereunder.

     (C) Service of water at prices to be mutually agreed upon. Other terms and conditions of the continued service shall be reasonable and equitable and shall be mutually agreed upon. In the event that said terms and conditions provide for continued service for a limited number of years only, the Purveyor shall have the same option to receive continued service as provided here upon the expiration of that and each succeeding period of continued service.

     Article 4. Relationship to Master Contract.
                --------------------------------

     This Agreement is subject to the obligations and limitations imposed by the Master Contract and is intended to be in conformance and harmony with it. The Master Contract is hereby incorporated herein by this reference in all respects as though set forth in full at this point. The Purveyor hereby expressly agrees to the provisions of the Master Contract imposing obligations and limitations upon it and further expressly agrees that nothing in this Agreement shall be deemed to require the Agency to perform any obligation in conflict with the Master Contract.

     The Agency agrees it will not, without the prior approval of the Purveyor, consent to any amendments to the Master Contract which would increase the price of water to the Purveyor under this Agreement or substantially adversely affect the Agency's ability to deliver the water provided for herein.

     Article 5. Integration of Original Project and Expansion Project.
                ------------------------------------------------------

     (A) The following are the components of the Original Project:

         (1) Cross Valley Canal Reach 1 which begins with a turnout on the California Aqueduct near Tupman and extends northeasterly for approximately five
(5) miles to a turnout constructed near the NW 1/4 of the SW 1/4 of Section 2, T30S, R25E, MDB&M. This reach includes two (2) pumping plants and a major crossing under Interstate Highway 5 and is designed and constructed to have a minimum instantaneous flow capacity of 922 cubic feet per second, of which Improvement District No. 4 has a capacity of 184.36 cubic feet per second, with a scheduled expansion not related to this Agreement to 1422 cubic feet per second.

         (2) Cross Valley Canal Reach 2 which begins at the terminus of Reach 1 and extends easterly approximately nine (9) miles to a point east of Pumping Plant No. 5 (at the Rosedale-Rio Bravo Water Storage District Turnout No. 2). This reach includes three (3) pumping plants and five (5) pipe siphons under the Sunset Railway, two (2) gas pipelines, Stockdale Highway and Jerry Slough, and is designed and constructed to have a minimum instantaneous flow capacity of 843 cubic feet per second, which Improvement District No. 4 has a capacity of 174.33 cubic feet per second, with a scheduled expansion unrelated to this Agreement to 1343 cubic feet per second.

         (3) Cross Valley Canal Reach 3 which begins at the terminus of Reach 2 and extends approximately two and three-quarters (2 3/4) miles to the terminus of the Cross Valley Canal located near the southern terminus of the Friant-Kern Canal. This reach includes one (1) pumping plant, designed and constructed to have a minimum instantaneous flow capacity of 812 cubic feet per second, of which Improvement District No. 4 has a capacity of 185.17 cubic feet per second, with a scheduled expansion unrelated to this Agreement to 1312 cubic feet per second.

         (4) Cross Valley Canal Extension which has a minimum instantaneous flow capacity of 342 cubic feet per second, of which Improvement District No. 4 has a capacity of approximately 168.74 cubic feet per second. It includes a pumping plant and pipe siphons under the Friant-Kern and Arvin-Edison Canals, the Southern Pacific and Santa Fe railroads, State Highway 99 and other roads, and turnouts into the Kern River and Calloway Canal. The Extension ends near the Henry C. Garnett Water Purification Plant approximately 860 feet upstream of Cawelo Water District's Pump Station "A."

         (5) The original water Purification Plant with sufficient Capacity to provide for the treatment to commonly accepted standards of potability of at least 25,000 acre-feet of water annually from the Extension, and any existing rights in other canal conveyance facilities that feed the Henry C. Garnett Water Purification Plant.

         (6) The North Pipeline and associated pumping plant and delivery structures for the conveyance and delivery of water as described in Exhibit C attached hereto and incorporated herein by reference.

         (7) The East Pipeline and associated pumping plants and delivery structures for the conveyance and delivery of water as described in said Exhibit C.

         (8) Facilities for spreading and percolating water for recharging the underground in Improvement District No. 4, including three (3) Cross Valley Canal turnouts to the Kern River and one (1) Calloway Canal turnout.

         (9) The Improvement District No. 4 share of Pioneer Project facilities and rights as shown and described on attached Exhibit B attached hereto and incorporated herein by reference.

         (10) The Improvement District No. 4 share of Kern Water Bank Authority facilities and rights as shown and described on attached Exhibit B.

         (11) Other district facilities as specified on Exhibit B, including but not limited to rights in the City of Bakersfield 2800-Acre Recharge Facility.

     (B) The following are the components of the Expansion Project:

         (1) Expansion of the Henry C. Garnett Water Purification Plant from a maximum instantaneous flow Capacity of 38 MGD to 71.9 MGD (the "Purification Plant Expansion Component"). Such expansion shall also incorporate modifications, replacements and repairs to original facilities to ensure continued reliability and operation.

         (2) The "Distribution Component" of the Expansion Project consists of the following:

              (a) Construction of a Northwest Pump Station and Pipeline designed to convey up to 32.0 MGD to the northwest portion of Improvement District No. 4.

              (b) Expansion of the East Pipeline which will include improvements to the existing pipeline necessary to increase the delivery Capacity from 21.7 MGD to 28.8 MGD.

              (c)   Expansion   of  the  North   Pipeline   which  will  include
improvements to the existing pipeline necessary to increase the delivery Capacity from 11.4 MGD to 22.1 MGD.

     (C) The facilities described in subdivisions (A) and (B) of this Article are intended to operate as an integrated project except as specifically set forth herein in other Articles. When reference is made herein to costs or revenues that are not specifically identified as belonging to the Original Project or Expansion Project, then the reference shall be presumed to be to the integrated composite of the two.

     Article 6. Allocation of Capital and Operating Costs of Project Features.
                --------------------------------------------------------------

     (A) The Cross Valley Canal reaches and Extension are joint use facilities financed in respective part by the following Cross Valley Canal participants, including Improvement District No. 4, as identified for each reach and the Extension. The Improvement District No. 4 share of such costs is specified in Agency policy on allocation of costs to Improvement District No. 4 and Purveyor's Agreement:

         (1) Reach 1: Improvement District No. 4, Arvin-Edison Water Storage District (Arvin-Edison), Cawelo Water District (Cawelo), Rag Gulch Water District (Rag Gulch), Rosedale-Rio Bravo Water Storage District (Rosedale), Kern-Tulare Water District (Kern-Tulare), Kern County Water Agency (KCWA), Kern Delta Water District (Kern Delta) and the Fresno-Tulare Group, which consists of the Hills Valley Irrigation District, Tri-Valley Irrigation District, Pixley Irrigation District, Lower-Tule River Irrigation District, County of Tulare, and the County of Fresno.

         (2) Reach 2: Improvement District No. 4, Arvin-Edison, Cawelo, Rag Gulch, Rosedale, Kern-Tulare, KCWA, Kern Delta and the Fresno-Tulare Group.

         (3) Reach 3: Improvement District No. 4, Arvin-Edison, Cawelo, Rag Gulch, Rosedale, Kern-Tulare, KCWA, Kern Delta and the Fresno-Tulare Group.

         (4) Extension: Improvement District No. 4 and Cawelo.

         (5) The Improvement District No. 4 share of the capital, operating and other costs of the Cross Valley Canal facilities specified in subdivision (A) of this Article shall be paid from the ID4 Enterprise Fund.

     (B) A summary of the allocation of estimated Capital Costs among the Customers for the Expansion Project, exclusive of CVC and Extension expansion costs, is shown on attached Exhibit E. Exhibit A, attached hereto and incorporated herein by reference, reflects the resulting percentage allocations and Capacities. Exhibit F, attached hereto and incorporated herein by reference, sets forth the description and an initial estimate of the amount of each fee and cost that Purveyor will be required to pay under this Agreement and a reference to the Article and section of this Agreement that provides for such cost or fee. Exhibits A, E and F shall be adjusted to reflect actual costs and Capacities when known. Expanded Capital Costs, other than those paid directly or financed by Improvement District No. 4 for its reserved Capacity, shall be financed by the Customers, including Purveyor, by payment of a Capital Facilities Charge which shall be accounted for in the Capital Facilities Account designated for payment of the Expanded Capital Costs. Capital costs allocated to Improvement District No. 4 for Cross Valley Canal and Extension facilities, including but not limited to costs related to Improvement District No. 4's share of the expansion of Cross Valley Canal facilities, are to be paid for out of the ID4 Enterprise Fund described herein.

     (C) The Capital Costs, Operating and other costs of the Improvement District No. 4 share of the Pioneer Project (as set forth in the Pioneer Project Participation Agreement) and Kern Water Bank Authority (as set forth in the Joint Powers Agreement for the Kern Water Bank Authority) are to be paid for out of the ID4 Enterprise Fund described herein.

     (D) Improvement District No. 4, through the ID4 Enterprise Fund, will pay for the following costs incurred by Agency prior to execution of this Agreement in developing the Expansion Project, and the following additional costs associated with design of conveyance facilities:

         (1) Costs associated with financing of the Expansion Project as estimated, subject to revision to actuals, as identified in Exhibit E.

         (2) Costs associated with the engineering and design of the Northwest Feeder Project as identified in Exhibit E.

         (3) Costs associated with the engineering and design of the North Pipeline expansion as identified in Exhibit E.

         (4) Costs associated with the engineering and design of the East Pipeline expansion as identified in Exhibit E.

     (E) Charges for capital costs of delivery structures, operating and other costs of conveyance are set forth in Article 9.

     (F) Charges for the cost of water, including treatment costs.

     (G) Prior to the acceptance of bids on contracts for construction or the issuance of financing instruments for the Distribution Component, of the Expansion Project, as defined in Article 5 (whichever shall occur first) and prior to the acceptance of bids on construction contracts or the issuance of financing instruments for the Purification Plant Expansion Component of the Expansion Project, if the projected costs are more than one hundred and twenty-five percent (125%) of those estimated herein, Purveyor shall have the option of withdrawing from either component of the Expansion Project by providing written notice hand-delivered to the Agency General Manager and to each other Customer within twenty (20) days of the opening of construction bids, for the specified component of the Expansion Project. In the event of withdrawal, Purveyor shall pay all fees and other payments specified herein based upon the allocation formulas specified herein utilizing Purveyor's currently existing Capacity and entitlement, if any, for the component from which Purveyor has withdrawn, and shall be entitled only to benefits and rights based upon Purveyor's currently existing Capacity and entitlement, if any, for the component from which Purveyor has withdrawn. In the event of the withdrawal hereunder of any other Customer, Purveyor shall pay based upon the recalculated amounts after the withdrawal of Customers electing not to participate in an Expansion Project component and shall be entitled to a share, based on such recalculation, of the withdrawing Customer's Capacity, entitlement and other rights and privileges under the Agreement from which such Customer is withdrawing. Agency and Purveyor shall take all actions and execute all documents reasonably required to evidence the foregoing changes in Purveyor's entitlement, rights and obligations. If a withdrawal occurs, the Agency shall require a renegotiation of contract terms, and may reject all bids or delay financing.

     Article 7. Completion of Expansion Project.
                --------------------------------

     Water and distribution conveyance Capacity are currently available to Original Customers from the Original Project. The estimated completion and start-up date for the Expansion Project is July 1, 2008. Subject to the availability of funds, the Agency shall make all reasonable efforts consistent with sound fiscal policies, reasonable construction schedules and proper operating procedures to complete the Expansion Project in such a manner and in such a time that some water from a component of the Expansion Project will be available to Purveyor by July 31, 2007. To the extent practicable, the Agency shall notify the Purveyor of any change in this estimate.

     Article 8. Contract Entitlement.
                ---------------------

     (A) Each Year after the Expansion Project is completed, the Agency shall make available for delivery to the Purveyor the Purveyor's Annual Entitlement to water as shown on Exhibit D, as provided in Article 10, and as described by the terms and conditions of this Agreement. During the Year in which the Expansion Project is completed, the Agency shall make available for delivery to the Purveyor that percentage of New Entitlement of the Purveyor that is equal to the percentage of the Year remaining after the date of completion (in addition to the Original Entitlement as provided in paragraph (B) below).

     (B) Each Year of this Agreement through the Year of completion of the Expansion Project, the Agency shall make available for delivery to the Purveyor, the Purveyors' Original Entitlement to water. Each year of this Agreement through the Year of completion of the Expansion Project or if the Expansion Project is not substantially completed, the Agency shall make available for delivery to the Customers that water that may be available in the judgment of the Agency in addition to that which is contracted for by Original Customers from the Original Project. Allocation of this additional available water is in proportion to the Customers' Annual Entitlement. The additional water from the Original Project may be transported through Capacity available in the Original Project available to Purveyor, or such share of new Capacity as may be constructed at the time, subject to proration among other Customers with the need for transportation Capacity.

     (C) During the Year following the Year in which the Expansion Project is completed, and each Year thereafter for the term of this Agreement, the Agency shall make available, for delivery to the Purveyor, the Purveyors' Annual Entitlement as defined by the terms and conditions of this Agreement.

     (D) If an option for increased service is specified for Purveyor in Exhibit D, Purveyor shall provide to Agency in writing a commitment to add the specified option amount to its Annual Entitlement within six (6) months of the execution date of this Agreement, and subsequently all amounts specified herein shall be determined based on Purveyor's Annual Entitlement as increased by the option amount. If Purveyor has not provided the commitment in writing within the six
(6) month period, Purveyor shall be deemed to have rejected the offer for additional entitlement and all determinations shall be made upon the Annual Entitlement specified without including the option amount. All Exhibits, cost allocations, and other formulas may be adjusted by the Agency to match the final amounts of increased service accepted by Purveyor and other Customers.

     Article 9. District Facilities and the Costs Thereof.
                ------------------------------------------

     (A) Delivery Structures,  Conveyance Facilities, Measuring Devices and Cost
Thereof:

     All water to be furnished pursuant to this Agreement will be delivered to the Purveyor through facilities of the Original Project and Expansion Project, and delivery structures to be provided by Purveyor as follows:

         (1) Capital Costs of Distribution Component. All necessary connections to these facilities are to be constructed with funds provided by the Purveyor proportional to Purveyor's Capacity in the facility. The turnouts to be constructed with Purveyor funds shall include the tee, the gate valve and any other facilities requested and needed by Purveyor for delivery of the Purveyor's water from Improvement District No. 4 facilities. If the Purveyor desires to change its point or points of delivery or install additional points of delivery, it may do so either by furnishing all funds to cover any Agency expenses involved, or by undertaking the construction at its own expense; provided, the Purveyor shall not undertake any such construction until it has first obtained Agency approval of the plans and specifications for such work. Upon receipt of a request for such a change in place of delivery or installation of additional places and the deposit of the required funds, the Agency shall diligently proceed to make such a change or installation. Upon completion of the construction of any delivery structures, the Agency shall refund any monies deposited by the Purveyor not expended for such construction.

         (2) Capital Costs of Distribution Component Facilities. The Purveyor has requested that the Northwest Feeder Pipeline described in Exhibit C hereof be constructed with Capacity for the Purveyor of 23.2 cubic feet per second requiring a diameter of approximately 42 inches, the size being based on Purveyor's estimates of required Capacity. Purveyor shall be responsible for its proportionate share of the pipeline Capital Costs (prorated according to
Purveyor's Capacity stated herein in relation to total Purveyor requested Capacity of 32.5 cubic feet per second) regardless of whether the Capacity therein is actually required for delivery of Purveyor's water. Such proportionate share shall be included in Purveyor's Capital Facilities Charge. Such amounts shall be paid at the time set forth in Article 16 hereof. Capacity shall be for use within Improvement District No. 4, including areas which have been annexed to Improvement District No. 4 in accordance with Article 25, during the term of the Agreement. The Purveyor shall also pay its proportionate share of improvements to the Oswell Reservoir and Booster Pumping Facility, based upon its current contracted capacity, as shown on Exhibit E. The Agency shall have the right to construct incremental Capacity and future connections to any of the facilities described herein for use within Improvement District No. 4.

         (3) Operating Costs of Conveyance Facilities. The annual Operating Costs, other than pumping costs, of each pipeline, pumping plant and delivery structure used in delivering water from the Purification Plant to the Purveyor shall be borne by the Purveyor and any other Customers taking water through such conveyance facilities in proportion to the annual quantities of water delivered to each Customer through each such facility. On or before June 1 of each Year, the Agency shall notify the Purveyor in writing of the estimated amount of operating costs it must pay for the next succeeding Year for each conveyance facility to be used by it. The Purveyor shall pay one-fourth (1/4) of such estimated costs on or before each of the following dates during the succeeding
Year: July 1, October 1, January 1 and April 1.

         (4) Recalculation and Adjustment of Operating Costs of Conveyance Facilities. At the end of each Year, each Customer's share of Operating Costs for that Year shall be recalculated as soon as possible by substituting the actual costs incurred by the Agency and the actual quantities of water delivered to each Customer. Any adjustments in the Purveyor's payments required to reflect this recalculation shall be made in Purveyor's next quarterly operating cost payment due after the recalculation.

         (5) Pumping Costs for Delivering Water. The monthly and annual pumping costs for each pumping plant used in delivering water from the Purification Plant shall be borne by the Purveyor and any other Customers taking water through the pumping plant in proportion to the quantities of water delivered to each Customer through the pumping plant during the month and the Year, as the case may be. As soon as possible after the close of each month, the Agency shall notify the Purveyor in writing of the amount of pumping costs it must pay for the preceding month. The Purveyor shall pay this amount within thirty (30) days after receiving such statement of charges from the Agency.

         (6) Recalculation and Adjustment of Pumping Costs. As soon as possible after the end of each Year, the pumping costs for each pumping plant shall be recalculated by dividing the actual pumping costs incurred by the Agency for that Year for all water delivered through that pumping plant by the actual quantities of water delivered through the pumping plant and multiplying the resulting acre-foot rate by the total quantity of water delivered during the Year through that pumping plant to each Customer. Any adjustments in the Purveyor's payments required to reflect this recalculation shall be made in the Purveyor's first monthly pumping cost payment due after the recalculation.

         (7) Measuring Devices. All water furnished pursuant to this Agreement shall be measured by the Agency at mutually agreed upon points with equipment satisfactory to the Agency and the Purveyor. All such equipment shall be installed and maintained by the Agency at the expense of Purveyor. All new meters shall conform to American Water Works Association standards (or the standards of the successor organization) for meter design and accuracy and shall be equipped with a digital readout, which records flow in Million Gallons per Day (MGD) and totals in MG. All determinations relative to the measuring of water shall be made by the Agency, and upon request by the Purveyor, the accuracy of such measurements shall be investigated by the Agency. Any errors appearing thereon will be adjusted. The Purveyor may inspect such measuring equipment for the purpose of determining the accuracy thereof.

     (B) Purification Plant Expansion Component and other Facilities and the Costs Thereof.

         (1) Purification Plant Expansion Component Capital. The Capital Costs of the Purification Plant Expansion Component, and other costs attributable to the Capital Facilities Account, shall be paid by Purveyor through the Capital Facilities Charge as set forth in Article 16, and through other provisions set forth herein.

         (2) Improvement District No. 4 Banking Facilities. All costs of Improvement District No. 4 water banking facilities including, but not limited to the Pioneer Project, shall be paid by Improvement District No. 4 with costs to be paid by the ID4 Enterprise Fund when used for the general benefit to Improvement District No. 4. Customers benefiting from such facilities shall pay for costs related to the provision of specific benefits for a Customer, subject to mutual agreement between participating Customers and the Agency.

         (3) Purification Plant Operation and Maintenance and Costs of Other Facilities. All costs of Improvement District No. 4 other than as specified above shall be payable from the ID4 Enterprise Fund, as set forth in Article 15.

     Article 10. Delivery Schedules.
                 -------------------

     The amounts, times, and rates of delivery of water to the Purveyor during any Year shall be in accordance with a water delivery schedule determined in the following manner:

     (A) On or before August 1 of each Year, the Purveyor shall submit in writing to the Agency a preliminary water delivery schedule indicating the amounts of water, in acre-feet, desired by the Purveyor during each month of the succeeding six (6) years.

     (B) On or before December 1 of each Year, the Purveyor shall submit in writing to the Agency a water balance demonstrating, subject to the approval of the Agency which shall not be unreasonably withheld, that the current demand for Purveyor's contracted entitlement within its service area in Improvement District No. 4 is greater than or equal to Purveyor's current contracted entitlement deliveries.

     (C) Upon receipt of a preliminary schedule, the Agency shall review it and after consulting with the Purveyor, shall make such modifications as are necessary to ensure that the amounts, times and rates of delivery to the Purveyor will be consistent with the available supply of water from the treatment facilities, considering each Customer's Annual Entitlement and Capacity, and the then current delivery schedules of all other Customers. On or before December 31 of each Year, the Agency shall determine and furnish to the Purveyor a water delivery schedule for the next succeeding year which shall show the amounts of water to be delivered to the Purveyor during each month of that year.

     (D) A water delivery schedule may be amended by the Agency upon the Purveyor's written request. Proposed amendments shall be submitted by the Purveyor within sixty (60) days before the desired change is to become effective, and shall be subject to review and modification by the Agency in like manner as the schedule itself, provided that, Purveyor shall provide the Agency one (1) year's notice for any increase in deliveries above the previous level of Annual Entitlement and peaking stated herein to reach its available Annual Entitlement and peaking Capacity subject to associated increases in operations and maintenance and pumping costs through the charges specified herein.

     (E) In no event shall the Agency be obligated to deliver water to the Purveyor in any month in excess of the Purveyor's demand for that month as set forth in the approved delivery schedule, as specified in Exhibit D, or the amount of water that can be delivered within the Purveyor's contracted peaking Capacity, as specified in Exhibit C, during the month, whichever is the lesser. Agency, at its sole discretion, may deliver water in excess of the obligation specified herein.

     (F) In no event  shall the  Agency be  obligated  to  deliver  water to the
Purveyor  in  excess  of  Purveyor's   Capacities   for  facilities  and  Annual
Entitlement as specified herein.

     (G) If the Agency determines there is excess or unused Capacity and the Customers request such Capacity, the Agency may allocate any excess or unused Capacity to the Customers based upon their percentage of the then contracted Capacity through the Purification Plant.

     Article 11. Responsibilities for Delivery and Distribution of Water.
                 --------------------------------------------------------

     Neither the Agency nor its officers, agents, or employees shall be liable for the control, carriage, handling, use, disposal, or distribution of water supplied to the Purveyor pursuant to this Agreement after such water has passed the points of delivery established in accordance with Article 9; nor for claim of damages of any nature whatsoever including but not limited to property damage, personal injury, or death, arising out of or connected with the treatment, control, carriage, handling, use, disposal, or distribution of such water beyond said delivery structures; and the Purveyor shall indemnify and hold harmless the Agency and its officers, agents, and employees, from any such damages or claims of damages. The foregoing shall not apply to any claims, damages, or liabilities to the extent arising out of the failure of water delivered by the Agency to the Point of Delivery to meet applicable federal, State of California and Kern County minimum drinking standards.

     Neither the Purveyor nor its officers, agents, or employees shall be liable for the control, carriage, handling, use, treatment, disposal, or distribution of water supplied to the Purveyor by the Agency pursuant to this Agreement before such water has passed the Points of Delivery established in accordance with Article 9; nor for claim of damages of any nature whatsoever including but not limited to property damage, personal injury, or death, arising out of or connected with the control, carriage, handling, use, treatment, disposal, or distribution of such water before said delivery structures or the failure of such water to meet applicable federal, State of California and Kern County minimum drinking water standards before it reaches the Point of Delivery; and the Agency shall indemnify and hold harmless the Purveyor and its officers, agents and employees, from any such damages or claims of damages. The amounts to satisfy any of the foregoing liabilities of the Agency set forth in this Article 11 shall first be paid from proceeds of the insurance described below and thereafter, or to the extent the claim is not covered by such insurance, from the ID4 Enterprise Fund and Purveyor shall remain responsible for its allotted share of payments for such fund. The Agency shall obtain insurance from an insurer or insurers having a Best's rating of A or higher, or participate in the Association of California Water Agencies Joint Powers Indemnity Association, or similar joint self-insurance entity, to protect Purveyor, other Customers and the ID4 Enterprise Fund with commercially reasonable coverage limits, and the cost of such insurance or joint indemnification agreements shall be reimbursable as an Operations and Maintenance expense for each facility

         Article 12.  Water Shortage.
                      ---------------

     (A) At times there may occur a shortage during any year in the quantity of water available for delivery to the Purveyor by the Agency pursuant to this Agreement. However, if the Agency can prevent or diminish a shortage in treated water by temporarily halting or curtailing its spreading of water for recharging the underground in Improvement District No. 4, it may do so at its discretion. The Agency may use Improvement District No. 4 groundwater banking projects or in-district wells for reducing shortages subject to a separate agreement with the Purveyor.

     (B) To eliminate or reduce shortages, Customers may secure and deliver non-Improvement District No. 4 surface water to the Henry C. Garnett Water Purification Plant for treatment under the following terms:

         (1)  A  request  for   delivery   and   subsequent   treatment  of  any
non-Improvement District No. 4 surface water shall require Agency approval.

         (2) A request to deliver non-Improvement District No. 4 water shall be submitted in writing to the Agency for review ninety (90) days prior to the expected date of delivery. Such request shall include information as to the quantity, quality and origin of the source water. Requesting Customer shall provide all information pertaining to the source as requested by Agency.

         (3) Improvement District No. 4 shall be responsible for the scheduling of all non-Improvement District No. 4 surface water and shall coordinate the delivery of non-Improvement District No. 4 surface water with Customer. The point of delivery for any non-Improvement District No. 4 surface water shall be the headworks of the Henry C. Garnett Water Purification Plant or any other point of delivery available to Customer and Improvement District No. 4 which is mutually agreeable.

     (C) No liability shall accrue against the Agency or any of its officers, agents, or employees for any damage, direct or indirect, arising from a shortage on account of drought or other unavoidable causes. In any year in which such a shortage may occur for any cause so that the total quantity of water available to the Agency for distribution to the Purveyor and other Customers taking water from the treatment facilities is less than the total of all quantities contracted for by the Purveyor and other Customers, the Agency shall apportion the available treated water among the Customers in proportion to their Total Annual Entitlements, for the current year, as set forth in Exhibit D and pursuant to Articles 8 and 10.

     (D) The Agency shall give the Purveyor written notice as far in advance as reasonably possible of any such reduction in delivery to it.

     Article 13. Curtailment of Delivery for Maintenance Purposes.
                 -------------------------------------------------

     The State of California or the Agency may temporarily discontinue or reduce the amount of water to be furnished the Purveyor for the purposes of maintaining, repairing, replacing, investigating or inspecting any of the facilities necessary for furnishing of water to the Purveyor. Insofar as it is feasible, the Agency will give the Purveyor due notice in advance of any such temporary discontinuance or reductions, except in the case of emergency, in which case no notice need be given. In the event of such discontinuance or reduction, the Agency will, upon resumption of service, deliver, as nearly as may be feasible after consultation with the Purveyor, and to the extent water is furnished to it by the State of California, or other sources, the quantity of water which would have been furnished to the Purveyor in the absence of such discontinuance or reduction. The Agency shall attempt to schedule its routine maintenance on Project Facilities so that whenever possible, any such discontinuance or reductions in delivery will occur during periods of reduced demand.

     Article 14. Water Quality.
                 --------------

     (A) The Agency shall use all reasonable efforts to ensure that all water delivered by the Agency from the Purification Plant into the distribution pipelines described in Exhibit C hereof shall meet all applicable federal, State of California and Kern County minimum drinking water quality requirements.

     (B) In the future, the Purveyor may use the distribution pipelines to deliver water from its wells, as well as for delivering water from the Purification Plant. Any request by the Purveyor for the use of the distribution pipelines for conveyance of water, other than that originating from the Henry C. Garnett Water Purification Plant, shall be made by providing written notice ninety (90) days prior to the requested date of use, provided that such notice period may be shortened upon a finding of an emergency by the Agency. The Agency reserves the right to approve or deny any request received, provided that all costs and risks associated with, or arising from, the delivery of such water shall be borne by Purveyor in accord with a supplementary written agreement between Agency and Purveyor.

     (C) When the Purveyor puts water from any source other than the Henry C. Garnett Water Purification Plant in the distribution pipelines, the Agency will be absolved of responsibility for the quality and quantity of any water delivered to the Purveyor after it leaves the Purification Plant, unless the liability results from the quality of water leaving the Purification Plant failing to meet federal, State of California or Kern County minimum drinking water quality requirements. The burden of proof that such water fails to meet such requirements shall rest with Purveyor, provided that Agency shall permit all reasonable testing and review of the Agency's records reasonably necessary to meet such burden of proof. When the Purveyor ceases to put water from another source in the distribution pipeline, the Agency will resume responsibility for the quality and quantity of water delivered to the Purveyor through the Agency's distribution pipelines when and if the conditions set forth in subdivisions (1) and (2) are met: (1) Purveyor advances sufficient funds to the Agency to cover the cost of inspection and testing, and (2) such inspection and testing shows to the satisfaction of the Agency that other waters are either no longer co-mingled in the distribution pipelines with the water supply from the Purification Plant or if co-mingled, the combined waters meet all applicable requirements.

     (D) Such assumption of responsibility shall become effective only if and when the Agency notifies the Purveyor in writing that the results of such inspection and testing demonstrate to the satisfaction of the Agency that all applicable water quality requirements have been met.

     (E) During any period(s) between the time the Purveyor commences to introduce water into the distribution pipelines and the time the Agency resumes responsibility for the quality of water in those pipelines, neither the Agency nor its officers, agents, or employees shall be liable for the impacts from the introduction of such water by Purveyor on the quality or quantity of water supplied to the Purveyor through the distribution pipelines, nor for claim of damages of any nature whatsoever arising out of or connected in any way with the quality or quantity of such water introduced by the Purveyor or the impacts thereof, and the Purveyor shall indemnify and hold harmless the Agency, its officers, agents, and employees from any such damages or claims of damages. The foregoing shall not limit the Agency's liability under paragraph (C) of this
Article 14. The burden of proof that such Agency water fails to meet such requirements shall rest with Purveyor, provided that Agency shall cooperate to permit all testing and review of Agency records reasonably necessary to meet such burden of proof. If Agency voluntarily permits other Customers to introduce water into a pipeline serving Purveyor after the execution of this Agreement, Agency will require such Customer to accept responsibility for any loss resulting thereby, and obtain a commitment to hold the Agency, Improvement District No. 4, and Purveyor harmless from any loss thereby.

     (F) Existing agreements, attached as Exhibit G and incorporated herein by reference, with North of the River and California Water Service Co. and East Niles Community Services District for introduction of water into the North and East Pipelines shall remain in effect, and the term of each is amended to be consistent with the term of this Agreement.

     Article 15. Cost of Water.
                 --------------

     The Purveyor, and all other Customers, shall pay the following charges to be determined and set annually by the Agency:

     (A) Treated Water Charge.

     The amount of the charge for each acre-foot of water ("Treated Water Charge") payable by the Purveyor, and all other Customers, shall be One Hundred and Thirty-Six Dollars ($136), subject to the surcharges specified in this Article. The revenues received from payment of the Treated Water Charge shall be accounted for utilizing a separate Agency fund identified as the ID4 Enterprise Fund. The amount of the Treated Water Charge shall be subject to modification by mutual agreement of the parties in a periodic ten (10) year review, provided that this provision does not alter the ability of the Agency to impose surcharges pursuant to subdivision (D) of this Article.

     (B) Payment of the Treated Water Charge.

     The Purveyor, and all other Customers, shall pay the amount of the Treated Water Charge provided for in paragraph (A) times either the quantity of water delivered to them or their Annual Entitlement for the Year as set forth in
Article 8 and Exhibit D, whichever is greater.

     (C) Credit for Annual Entitlement Not Taken.

     If Purveyor complies with Article 10, regarding scheduling of Annual Entitlement, the Agency shall use reasonable efforts to sell any of Purveyor's Annual Entitlement not taken to other Customers at the Treated Water Charge rate, including surcharges, or such other rate as may be paid by Customers, for delivery during the Year the Annual Entitlement was not taken by Purveyor. Funds received from other Customers for the Annual Entitlement of the Purveyor, less administrative charges of the Agency, shall offset Purveyor's obligation.

     (D) Surcharges.

     Notwithstanding any other provision of this Agreement, if the Agency reasonably determines that the ID4 Enterprise Fund is insufficiently funded to meet the estimated expenses for Improvement District No. 4 for that year, including any amount necessary to pay debt service or comply with a debt service coverage covenant not met by the Capital Facilities Charge, the Agency shall notify Purveyor and make an effort to reduce its estimated expenses to be consistent with its estimated revenues. If, after thirty (30) days from notice to Purveyor of its estimate, the Agency has reviewed and where appropriate reduced expenses, it still projects a deficit with respect to estimated revenues, it shall provide the relevant financial information to the Purveyor and all other Customers along with all other information supporting a specified short-term surcharge to Purveyor, and all other Customers. The total amount of the short-term surcharges to the Purveyor and all other Customers shall be sufficient to eliminate the estimated deficit through the Year in which the estimate is made and the following Year. The amount of the Purveyor's and each Customer's short-term surcharge shall be determined by the Agency by dividing the estimated deficit by the current year contracted Annual Entitlement for all Customers and multiplying the result by the Purveyor's or the other Customers' Annual Entitlement for that year. The Agency shall use its best efforts to provide warning of such necessity one Year in advance; however, the failure to provide such advance warning shall not relieve Purveyor of the responsibility to pay such surcharge, nor excuse nor affect in any way the obligation to make such payment in the manner set forth in this Agreement.

     Upon implementation of a short-term surcharge, in consultation with the Purveyor and other Customers, the Agency may develop a financial plan considering future long-term revenues and costs of Improvement District No. 4 and establishing an annual long-term surcharge on the Treated Water Charge paid by Purveyors to provide sufficient funding for the five (5) Years following the period of a short-term surcharge. The Agency shall provide at least ninety (90) days notice of the intent to impose a long-term surcharge including the provision of a draft financial plan. In consultation with Customers, Agency shall adopt the financial plan, as modified, no sooner than thirty (30) days after the date set for consultation.

     Such charges shall be billable to and payable by Purveyor in the same manner as the Treated Water Charge.

     Article 16. Payment of the Capital Facilities Charge.
                 -----------------------------------------

     The Purveyor agrees hereby to pay the Capital Facilities Charge from Purveyor Revenues. The obligation of the Purveyor to pay the Capital Facilities Charge and to pay the included interest thereon and other costs is absolute and unconditional, whether or not the Expansion Project shall be completed, and until such time as all of the Capital Facilities Charges shall have been fully paid, the Purveyor will not, under any circumstances, discontinue, abate or suspend any Capital Facilities Charge payment required to be made by it under
Article 19 when due, whether or not the Enterprise or any part thereof is operating or operable or has been completed, or whether or not the Enterprise is condemned, damaged, destroyed or seized or its use is suspended, interfered with, reduced or curtailed or terminated in whole or in part, and such payments shall not be subject to reduction whether by offset, counterclaim, defense, recoupment, abatement, suspension, deferment or otherwise and shall not be conditional upon the performance or nonperformance by any party of any agreement or covenant contained herein for any cause whatsoever. If the Agency is able to reduce Capital Costs, or obtains funds that can be applied to reduce Capital Costs, it may, at its discretion, provide credits to Customers and, if credits are made, it shall credit the Purveyor a proportionate share of the reduction in the same percentage that the Purveyor's share of the Capital Costs bears to total Capital Costs unless it determines that the funds available for credit are uniquely attributable to specific portions of the Capital Facilities. If the Agency refinances the debt for Capital Costs, then any savings from refinancing shall be used to reduce the Capital Facilities Charge. All condemnation proceeds, all casualty insurance recoveries, and all funds derived from the Enterprise Fund for the purpose of repair, restoration or modification of the Henry C. Garnett Water Purification Plant or any distribution lines or other facilities or equipment that provide a water supply pursuant to this Agreement, shall be applied to repair and reconstruct the Henry C. Garnett Water Purification Plant and distribution or other facilities to which they relate and if such repair or reconstruction is not reasonably feasible, or excess funds become available, all such condemnation proceeds, insurance proceeds and other funds shall be applied to reduce the Capital Facilities Charge of each Customer in the ratio of such Customer's Cost Allocation set forth in Exhibit E. All repair and reconstruction shall be conducted with diligence in order to assure restoration of services at the earliest reasonable date.

     Article 17. Time of Payment.
                 ----------------

     (A) Payment of Charges for Annual Entitlement/Treated Water Charge.

     On or before June 1 of each Year, the Agency shall notify the Purveyor of its estimated charges for Annual Entitlement water for the ensuing Year. These estimates shall be prepared by the Agency on the basis of the delivery schedules provided for in Article 10, the Agency's estimates of the revenues and expenses for Improvement District No. 4 and the Agency's estimates of any credits due as provided for in Article 15, and the estimate shall provide for both the payments to be made for water to be delivered and for that portion of the Annual Entitlement for that Year not requested for delivery. The Purveyor shall pay sixty percent (60%) of these charges on or before July 10 of each year, and the remainder on or before January 10 of the following year. If the Expansion Project is completed after bills have been issued, a supplementary bill shall be issued by the Agency, and is payable by Purveyor within thirty (30) days of mailing of the supplementary bill, for estimated charges for the proportion of New Entitlement provided by the Expansion Project before the year covered by the next regular annual billing.

     (B) Payment of Charges for Deliveries in Excess of Annual Entitlement.

     As soon as possible after the end of each Year, the Agency shall send to the Purveyor a statement of charges for all water delivered to the Purveyor in the preceding Year in excess of the Purveyor's Annual Entitlement for that Year. The Purveyor shall pay such statements within thirty (30) days after they are received.

     (C) Payment of Capital Facilities Charge.

     On or before June 1 of each Year, the Agency shall send the Purveyor a statement of Capital Facilities Charges for all costs of Capital Facilities, and payment of principal and interest due on financing for Capital Facilities which shall be due during the ensuing year as allocated pursuant to Article 6, Exhibit A, and other provisions herein. To the extent necessary in any given year, Purveyor's and each other Customer's yearly charge shall be increased by one-fifth (1/5) to augment the Capital Facilities Account to prevent a default on financing payments. The Purveyor shall pay sixty percent (60%) of these charges on or before July 10 of each Year and the remainder on or before January 10 of each Year.

     Article 18. Recalculation and Adjustment of Treated Water Charge.
                 -----------------------------------------------------

     As soon as possible after the end of each Year, the charges for water for that Year required by Article 15(B) shall be recalculated by the Agency by substituting actual deliveries for the estimated deliveries made pursuant to
Article 16. Any adjustments in the Purveyor's payments required to reflect these recalculations shall be made in the Purveyors first semiannual payment due after the recalculations.

     Article 19. Default.
                 --------

     (A) The Purveyor shall cause to be levied and collected all necessary fees and charges and will use all the authority and resources of the Purveyor to meet its obligations hereunder, to make in full all payments to be made pursuant to this Agreement on or before the date such payments become due and to meet its other obligations under this Agreement. In the event of any default by the Purveyor in the payment of any money required to be paid to the Agency hereunder, the Agency in its discretion may suspend delivery of water during the period when the Purveyor is delinquent in its payments or obligation due to the Agency under the terms of this Agreement; provided, that during any such period of delinquency or suspension the Purveyor shall remain obligated to make all payments required under this Agreement. Action taken pursuant to this article shall not deprive the Agency of or limit any remedy provided by this Agreement or by law for the recovery of money due or which may become due under this Agreement.

     (B) In the event of default continuing ninety (90) days beyond written notice to Purveyor to the address specified herein, the Agency may, without abandoning any other remedy provided by this Agreement or California law, transfer Purveyor's Annual Entitlement, Capacity, other rights and obligations hereunder to any other Customer, and if no other Customer accepts an offer of such transfer within thirty (30) days of mailing, then Agency may transfer such Annual Entitlement, Capacity, rights and obligations to any water distributor in Kern County; provided, that priority shall be given to distributors within Improvement District No. 4. In the event of such transfer, all financial obligations of Purveyor under this Agreement shall continue except to the extent they are offset by amounts received from the transferee.

     (C) In the event of default by another Customer, as provided in Article 19 hereof, and if the Capacity of that defaulting Customer in facilities, constructed as part of the Expansion Project, has not been acquired by another Customer (including the Purveyor) or entity, Purveyor agrees to purchase its pro rata portion (based on its Capacity in each facility) of said defaulting Customer's Capacity in each facility on the following terms:

         (1) Payment for the additional Capacity provided to Purveyor shall be made by assumption by Purveyor of the pro-rata portion of the Capital Facilities Charge due from the defaulting Customer.

         (2) The purchase price for said Capacity shall not be less than the payment of the balance of the Capital Facilities Charge of the defaulting Customer attributable to the Capacity being purchased.

         (3) The aggregate amount of the defaulting Customer's Capacity in each facility to be purchased does not exceed twenty-five percent (25%) of the then existing Capacity of Purveyor in each facility.

     (D) In the event of default by other Customers, Agency shall use all reasonable efforts to recover from such defaulting Customers all delinquent Capital Facilities Charge, Maintenance and Operations Costs, Treated Water Charge, other amounts due under this Agreement, attorney's fees and other costs. To the extent not recovered from the defaulting Customer, Capital Facilities Charge due from such Customer will be paid from the Capital Facilities Fund and attorney's fees and costs will be paid from the Enterprise Fund.

     (E) In the event of a default under this Agreement by the Agency, Purveyor and each other Customer, acting singly or jointly, may exercise any and all rights available under their respective Agreements with the Agency or under applicable laws.

     Article 20. Obligation to Make Payments.
                 ----------------------------

     (A) Character of Obligation.

     The obligation of the Purveyor arising out of or pursuant or incidental to this Agreement including, without limiting the generality of the foregoing, the obligations of the Purveyor to pay to the Agency the sums becoming due the Agency for water furnished hereunder, including but not limited to the Capital Facilities Charge, shall constitute a general obligation of the Purveyor and the Purveyor shall use all the powers and resources available to it under the law to collect the funds necessary for and to pay its obligations to the Agency under this Agreement which meets the terms of its option for continued service under prior contract for a water supply entered on June 13, 1974. The Purveyor as a whole is obligated to pay to the Agency the payments becoming due under this Agreement, notwithstanding any individual default by its water users, constituents or others in the payment to the Purveyor of tolls, or other charges levied by the Purveyor.

     (B) Refusal of Water Does Not Affect Obligation.

     Failure of the Agency to deliver water, or the Purveyor's failure or refusal to accept delivery of Annual Entitlement for each Year under this Agreement shall in no way relieve the Purveyor of its obligation to make payments to the Agency as provided for herein, provided that failure to deliver water due to Improvement District No. 4 negligence or misconduct in the operations of its facilities which would constitute a breach of contract shall excuse payment of the Treated Water Charge and shall excuse the Agency's obligation to deliver that portion of the Annual Entitlement not delivered, but in such instances Agency shall use good faith efforts to make delivery of any Annual Entitlement not delivered within the Year of the failure for which Purveyor shall pay all costs.

     Article 21. Against Encumbrances.
                 ---------------------

     The Purveyor hereby covenants that there is no pledge of or lien on Purveyor Revenues senior to the payment of Maintenance and Operation Costs other than those disclosed to Agency.

     Article 22._ Maintenance and Operation of the Enterprise; Budgets.
                  -----------------------------------------------------

     The Purveyor will maintain and preserve the Enterprise in good repair and working order at all times and will operate the Enterprise in an efficient and economical manner and will pay all Maintenance and Operation Costs of the Enterprise as they become due and payable.

     Article 23. Amount of Rates and Charges.
                 ----------------------------

     (A) Purveyor shall seek, with all due diligence under its customary practice, the approval by the Public Utilities Commission of its Bakersfield District rates for the amounts required to be paid by Purveyor under this Agreement. Subject to the approval of the PUC, the Purveyor will fix, prescribe and collect rates, fees and charges in connection with the Enterprise's Bakersfield District so as to yield Purveyor Revenues at least sufficient, after making reasonable allowances for contingencies and errors in the estimates, to pay one hundred and twenty-five percent (125%) of the following amounts in the order below set forth, provided that rates, fees and charges each year to Customers of the Enterprise need not be set at levels sufficient to return the foregoing one hundred and twenty-five percent (125%) if reserves and other legally available revenues of Purveyor, together with those rates, fees and charges which are set, provide the specified funding level as follows:

         (1) All Maintenance and Operation Costs of the Enterprise;

         (2) All amounts due on obligations payable from the Purveyor Revenues on a basis subordinate to payment of Maintenance and Operation Costs; and

         (3) All payments required to meet any other obligations of the Purveyor which are charges, liens, reserves, encumbrances upon, or which are otherwise payable from the Purveyor Revenues during such Fiscal Year.

     (B) If the rate structure provided in subdivision (A) is not approved by the PUC, then Purveyor shall charge those rates approved by the PUC.

     Article 24. Operation of Enterprise; Collection of Rates and Charges.
                 ---------------------------------------------------------

     The Purveyor will continue to operate the Enterprise and shall have in effect at all times rules and regulations requiring all users of the Enterprise to pay the rates, fees and charges applicable to the Enterprise provided or made available to such users, and providing for the billing thereof and for a due date and a delinquency date for each bill. In each case where such bill remains unpaid in whole or in part after such bill becomes delinquent, the Purveyor, in accordance with law, may refuse to provide or make available the services provided by the Enterprise to such premises until all delinquent rates, fees, charges and penalties have been paid in full.

     Article 25. Improvement District No. 4 Boundary Expansion.
                 ----------------------------------------------

     (A) Water delivered to the Purveyor pursuant to this Agreement shall not be sold or otherwise disposed of by the Purveyor for use outside the boundaries of Improvement District No. 4 without the prior written consent of the Agency.

     (B) The Purveyor may request a boundary expansion to allow it to deliver additional treated water supplies outside the boundaries of Improvement District No. 4 existing at the time of the request. The Agency shall cooperate with Purveyor in taking steps necessary to annex new areas to Improvement District No. 4, but Purveyor shall be responsible for all costs incurred in attempting such boundary expansion as specified below. The Agency retains the right to approve or disapprove the adequacy of measures taken to achieve expansion. If the Purveyor provides a proportional amount of additional new (non-Improvement District No. 4 State Water Project) surface water supply to Improvement District No. 4 for use in the expanded areas, the zone of benefit boundary may not need to be expanded if the Purveyor enters an agreement satisfactory to the Agency to be responsible for all costs for such supply; provided, however, that such supply must be acquired by Purveyor and the agreement with the Agency entered within six (6) months of the date of this Agreement. If, however, the Purveyor is unable to secure a new surface supply for the expansion, the Purveyor may request that Improvement District No. 4 purchase additional State Water Project entitlement at the current market cost, if available, provided that Purveyor shall be responsible for the full cost of such entitlement if such cost is not legally charged to a Zone of Benefit. The area to be annexed must also be subject to the Groundwater Charge existing through other portions of Improvement District No. 4, and shall take all steps necessary to ensure the applicability of the Groundwater Charge to the annexed area. Purveyor shall be responsible for the amount of such Groundwater Charge which would otherwise be levied if the charge is invalidated. The Customer requesting a boundary expansion will assist Improvement District No. 4 with any administrative proceedings, environmental compliance, or any other approvals or processes that may be necessary to comply with a boundary expansion. All costs incurred complying with, or attempting to comply with, the request for a boundary expansion shall be paid for by the requesting Customer. Any request for boundary expansion may also result in the assessment of an annexation fee by the Agency to the Purveyor. The Agency does not guarantee the success of any boundary expansion efforts, or the success of implementation of a zone of benefit levy or expansion of the Groundwater Charge to an annexed area, and the parties acknowledge that pursuit of an expansion of Improvement District No. 4's service and supply are subject to the discretion of the Kern County Water Agency's Board.

     Article 26. Covenants Relating to Bond Issuance.
                 ------------------------------------

     (A) INTENTIONALLY BLANK

     (B) INTENTIONALLY BLANK

     (C) In order to assist with the issuance of the debt obligations , the Purveyor hereby covenants to execute an agreement to provide annual reports, as required by Rule 15c2-12 of the Securities and Exchange Commission, in a form to be mutually agreed upon between the Purveyor and the Agency, agreement not to be unreasonably withheld.

     (D) In connection with the issuance of the debt obligations, the Purveyor hereby covenants to provide, in a form acceptable to the Agency, (i) an opinion of counsel as to the validity and enforceability of this Agreement, and (ii) certifications customarily delivered in connection with financings such as the debt obligations.

     Article 27. Penalty for Late Payment.
                 -------------------------

     Upon each charge to be paid by the Purveyor to the Agency pursuant to this Agreement, which shall remain unpaid after the same shall have become due and payable, shall accrue interest at the rate of one-half of one percent (.5%) per month of the amount of such delinquent payment from and after the date when the same becomes due until paid. The Purveyor hereby agrees to pay such interest, provided that such late charge shall not apply until thirty (30) days after the Agency invoices Purveyor for the underlying charge.

     Article 28. Remedies Not Exclusive.
                 -----------------------

     The use by either party of any remedy specified herein for the enforcement of this Agreement is not exclusive and shall not deprive the party using such remedy of, or limit the application of, any other remedy provided by law.

     Article 29. Amendments.
                 -----------

     This Agreement may be amended at any time by mutual agreement of the parties, except insofar as any proposed amendments may adversely affect other Customers or be in any way contrary to applicable law or inconsistent with the provisions of the Master Contract. The Agency shall make available to the Purveyor at all times during the normal hours of business at the Agency offices for the Purveyor's inspection copies of all contracts now or hereafter executed by the Agency with all other Customers and the participants referred to in
Article 6 and of any amendments thereto. The Agency agrees that each contract for the supply of treated water now or hereafter executed with all other Customers in Improvement District No. 4 shall contain provisions substantially similar to those herein set forth and shall not contain any provisions of a material nature more favorable to any other Customer than the provisions herein applicable to the Purveyor.

     Article 30. Opinions and Determinations.
                 ----------------------------

     Where the terms of this Agreement provide for action to be based upon opinion, judgment, approval, review or determination of either party hereto, such terms are not intended to be and shall never be construed as permitting such opinion, judgment, approval, review or determination to be arbitrary, capricious, or unreasonably delayed or conditioned.

     Article 31. Waiver of Rights.
                 -----------------

     Any waiver at any time by either party hereto of its rights with respect to a default or any other matter arising in connection with this Agreement, shall not be deemed to be a waiver with respect to any other default or matter.

     Article 32. Notices.
                 --------

     All notices that are required to either expressly or by implication to be given by either party to the other under this Agreement shall be signed for the Agency and for the Purveyor by such officers as they may, from time to time, authorize in writing to so act. All such notices shall be deemed to have been given and delivered if delivered personally or if enclosed in a properly addressed envelope and deposited in a United States Post Office for delivery by registered or certified mail, or by confirmed delivery by recognized national delivery service. Unless and until formally notified otherwise, all notices shall be addressed to the parties at their addresses as shown on the signature page of this Agreement.

     Article 33. Assignment.
                 -----------

     The provisions of this Agreement shall apply to and bind the successors and assigns of the respective parties, but no assignment or transfer of this Agreement, or any part hereof or interest herein, shall be valid until and unless approved by the Agency as to all lawful factors within its discretion, including but not limited to the satisfaction of all covenants and conditions for all bonds or other financing for the Expanded Capital Costs, provided that such approval shall not be unreasonably withheld. The Agency shall act upon a requested approval of a proposed assignment within sixty (60) days of receiving all relevant requested information. Upon Agency approval of assignment, the assignee shall assume all rights and obligations of this Agreement and the assignor shall be relieved of all rights and obligations. The Agency shall not approve any such assignment or transfer to any person or entity that is not a Customer unless and until the proposed assignment or transfer has been first offered to and refused in writing by all Customers. The offer of any such assignment or transfer shall be on the same basis to all Customers and if more than one Customer desires to accept the offer, the Agreement or portion thereof to be assigned shall be prorated among them in proportion to the flow capacities provided for each of them in the facilities involved in the assignment or transfer. Notwithstanding any other provisions of this article to the contrary, the Agency's approval shall not be required for an assignment by the Purveyor of all or part of this Agreement to a public agency with the power of eminent domain, if such public agency expressly assumes all or part of the obligation of this Agreement. If such public agency assumes only a portion of the obligations of the Purveyor under this Agreement, the Purveyor shall remain obligated for the remainder of such obligations.

     Article 34. Inspection of Books and Records.
                 --------------------------------

     The proper officers or agents of the Purveyor shall have full and free access at all reasonable times to the account books and official records of the Agency insofar as the same pertain to the matters and things provided for in this Agreement, with the right at any time during office hours to make copies thereof, and the proper representatives of the Agency shall have similar rights in respect to the account books and records of the Purveyor.

     Article 35. Negotiation or Mediation of Disputes.
                 -------------------------------------

     (A) The parties will attempt in good faith to resolve controversies or claims arising out of or relating to this Agreement by prompt negotiations between the senior executives of the parties subject to subdivision (B) of this Article. A party may invoke this Article by providing written notice of the dispute to the chief executive of the other party specifying the nature of the dispute and the position of the invoking party, whereupon the chief executive of the responding party shall provide written notice of the responding party's position within twenty (20) days of receipt of the invoking party's notice. Within thirty (30) days of the notice invoking this Article, the chief executive officers or responsible Vice-President of the parties shall meet in Bakersfield, California, for the purpose of negotiating a resolution of the dispute. If no resolution can be negotiated, the parties may agree upon a mediator and mediation process to further attempt resolution of the dispute.

     (B) Provided, however, that this Article shall not limit any party's ability to proceed at any time with other remedies available to it, including but not limited to the initiation of litigation.

     Article 36. Changes in the Purveyor's Service Area.
                 ---------------------------------------

     The Purveyor will furnish the Agency with maps showing their entire water distribution service area. Throughout the term of this Agreement, the Purveyor will properly notify the Agency of any changes, either by inclusion or exclusion, and in said service area or areas.

     Article 37. Sale of Water to Others.
                 ------------------------

     The Agency shall not sell any water from the Purification Plant provided for in this Agreement to other than the Customers unless and until it has first offered to sell such water to the Customers at the prices provided for herein. If the Customers do not elect to take all the water available from the Purification Plant, the unused water may be sold to others at not less than the prices provided for herein; provided, that such sale shall not interfere with the ability of the Agency to make deliveries to the Purveyor and other Customers; and further provided, that such sales shall be made only to others who will use the water within Improvement District No. 4 except as provided for in Article 19.

     Article 38. Advisory Committee.
                 -------------------

     An Advisory Committee shall be created which shall consist of nine (9) members who shall serve terms of one (1) year. One (1) member shall be recommended by each of the Customers; one (1) member shall be recommended by sub-contractors to Customers; one (1) member shall be recommended by the City of Bakersfield; and three (3) members shall be recommended by Agency staff. Recommendations shall be made prior to the final Agency Board meeting of each calendar year, or by the relevant recommending party upon the existence of a vacancy, and the Agency Board of Directors shall consider the recommendations and make appointments during the final Agency Board meeting of each calendar year. During his or her term, each member of the Advisory Committee shall serve at the pleasure of the party responsible for his or her appointment and alternates may be appointed who may serve in the absence of a member.

     The Advisory Committee shall be charged with the responsibility of making recommendations to the Agency on those portions of the Agency's annual budget pertaining to the Purveyor and other Customers, Agency water supply and water quality plans, programs, actions and issues pertaining to the Purveyor and other Customers' plans and specifications for project facilities, construction and operating budgets, operating criteria and use of the project facilities. Voting on the Advisory Committee is on the basis of one (1) person, one (1) vote. To the extent reasonably possible, the Advisory Committee shall be informed of the details of such matters in a timely manner and, except in emergencies, the Agency will seek and consider the advice of the Advisory Committee on all such matters. Four (4) members of the Advisory Committee shall be considered a quorum for the committee acting in its advisory capacity. Final decisions concerning the project, including but not limited to, matters reviewed by the Advisory Committee, shall be made by the Agency.

     A member of the Urban Bakersfield Advisory Committee shall be elected by the Advisory Committee, and appointed by the Agency Board, to sit on the Cross Valley Canal Advisory Committee to represent the interests of Improvement District No. 4 on the Cross Valley Canal. An alternate will be selected by the Advisory Committee from the Advisory Committee at the first meeting of each year, provided that if the alternate is not available for any meeting, the alternate position for the meeting will be filled by the Improvement District No. 4 Manager.

     Article 39. Review by California Public Utilities Commission.
                 -------------------------------------------------

     The rights and obligations of Purveyor under this Agreement are subject to review by the California Public Utilities Commission ("CPUC") in the course of rate review proceedings. In the event CPUC fails to approve rates established for the Enterprise, or finds such charges imprudent, as a result of this Agreement, then Agency and Purveyor shall immediately begin negotiations to amend the Agreement in a mutually satisfactory manner in an attempt to resolve issues resulting in such CPUC action, provided that neither party shall be excused from performance of the Agreement.

     Article 40. Integration.
                 ------------

     This Agreement represents the entire understanding of Agency and Purveyor as to those matters contained herein. No prior oral or written understanding shall be of any force or effect with respect to those matters covered hereunder. This Agreement may not be modified or altered except by an amendment to this Agreement evidenced in writing and executed by the parties hereto.

     Article 41. Governing Law.
                 --------------

     This Agreement is entered into in the State of California. The law governing the Agreement is agreed to be that of the State of California and such federal law as may apply.

     Article 42. Time.
                 -----

     Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


KERN COUNTY WATER AGENCY                        CALIFORNIA WATER SERVICE COMPANY


By /s/ Michael Radon                            By /s/ Pete Nelson
  ----------------------                          ----------------------------
       Michael Radon                                   Pete Nelson
       President                                       President and CEO


ATTEST:


By /s/ Stephanie Prince                         By /s/ Paul Ekstrom
  ----------------------                          ----------------------------
       Stephanie Prince                                Paul Ekstrom
       Secretary                                       Secretary


Kern County Water Agency                        California Water Service Company
3200 Rio Mirada Drive                           1720 North First Street
Bakersfield, California 93308                   San Jose, California 95112

                                    Exhibit A
        Treated Water Capacity Expansion Project Cost Allocation Summary



                          Treated Water Capacity Expansion Participation Summary
                          ------------------------------------------------------

                                                            California                                                KCWA
                                                              Water       City of      East Niles   North of the   Improvement
Project                                                      Service    Bakersfield        CSD       River MWD    District No. 4
------------------------------------------------------------------------------------------------------------------------------------
Henry C. Garnett WPP Expansion                                  x            x              x            x
North Feeder Expansion Project                                                                           x
East Feeder Expansion Project                                                               x
East Feeder Oswell Bypass Project                               x                           x
Northwest Feeder Project                                        x            x                                          x
------------------------------------------------------------------------------------------------------------------------------------

                                     Treated Water Production Allocation Summary
                                     -------------------------------------------

                                  Existing       Incrementa                 Existing       Incremental    Total      Avg of Ratio
                                   Annual         l Annual    Total Annual   Peaking        Peaking      Peaking      Capacity &
Project Participant              Entitlement     Entitlement   Entitlement  Capacity       Capacity     Capacity    Entitlement(1)
------------------------------------------------------------------------------------------------------------------------------------
                                  (AF/YR)          (AF/YR)       (AF/YR)      (MGD)          (MGD)        (MGD)        (%)
------------------------------------------------------------------------------------------------------------------------------------
California Water Service          11,500            9,000         20,500      15.0           15.0         30.0         35.4%
City of Bakersfield                    0            6,500          6,500       0.0            6.0          6.0         19.3%
East Niles CSD                     5,000            6,000         11,000       6.7            7.1         13.8         19.9%
North of the River MWD             8,500            6,500         15,000      11.4           10.7         22.1         25.4%
Improvement District No. 4                              0              0       0.0            0.0          0.0          0.0%
------------------------------------------------------------------------------------------------------------------------------------
                                  25,000           28,000         53,000      33.1           38.8         71.9        100.0%


                                        Distribution Capacity Allocation Summary
                                        ----------------------------------------

                                                   North       North
                                                   Feeder      Feeder                   East Feeder                NW Feeder
                                                  Pipeline    Pipeline   East Pipeline    Pipeline   NW Pipeline    Pipeline
                                                  Capacity    Capacity     Capacity       Capacity     Capacity     Capacity
Project Participant                              Allocation  Allocation   Allocation     Allocation   Allocation   Allocation
------------------------------------------------------------------------------------------------------------------------------------
                                                    (%)         (MGD)        (%)           (MGD)        (%)          (MGD)
------------------------------------------------------------------------------------------------------------------------------------
California Water Service                            0.0%        0.0          0.0%          15.0         46.9%        15.0
City of Bakersfield                                 0.0%        0.0          0.0%           0.0         18.8%         6.0
East Niles CSD                                      0.0%        0.0        100.0%          13.8          0.0%         0.0
North of the River MWD                            100.0%       22.1          0.0%           0.0          0.0%         0.0
Improvement District No. 4                          0.0%        0.0          0.0%           0.0         34.4%        11.0
------------------------------------------------------------------------------------------------------------------------------------
                                                  100.0%       22.1        100.0%          28.8        100.0%        32.0

Footnotes:

(1) Project participant percent allocation does not directly compare to dept service percent due to different interest rates for taxable and nontaxable interest rates.

                                    Exhibit B
                        ID4 Banking Assets Summary Table

---------------------------------------------------------------------------------------------------------------
                              Kern Water       Pioneer      ID4 Banking      ID4 In District
                                Bank          Project(1)        Wells            Wells               Total
---------------------------------------------------------------------------------------------------------------
Total Recharge Capacity       450,000          146,000               0                         596,000 Ac-Ft/Yr

Total Recovery Capacity       230,000           99,000          12,000          36,000         377,000 Ac-Ft/Yr
---------------------------------------------------------------------------------------------------------------
ID4 Percent Interest             9.6%            10.0%          100.0%          100.0%

ID4 Recharge Capacity          43,290           14,600               0                          57,890 Ac-Ft/Yr

ID4 Recovery Capacity          22,126            9,900          12,000          36,000          80,026 Ac-Ft/Yr
---------------------------------------------------------------------------------------------------------------

Footnotes:
(1) Includes City of Bakersfield's 2800 Acre Recharge Facility

                                                   Exhibit C
                               Transmission Pipeline and Turnout Summary Table


                                                   North Feeder Pipeline
------------------------------------------------------------------------------------------------------------------------------------
              Transmission Pipeline Entitlement                      Transmission Pipeline Turnout Summary
------------------------------------------------------------------------------------------------------------------------------------
          NOR                                               |  Pipeline  Turnout
        (AF/YR)          (AF/YR)             (AF/YR)        |   Station   Diamete    Cross Street Location               Owner
        15,000              0                   0           |-----------------------------------------------------------------------
------------------------------------------------------------|    34+70      14        Belle Avenue                         NOR
Total Entitlement                            15,000         |    55+51      14        Woodrow Avenue                       NOR
------------------------------------------------------------|    80+20      12        Diane Drive                          NOR
              Transmission Pipeline Capacity                |    95+03      12        Highland Francis Alley               NOR
          NOR                                               |   118+53      12        Universe Avenue                      NOR
     (MGD)   (CFS)    (MGD)   (CFS)        (MGD)   (CFS)    |   155+22      20        Seventh Standard Road (Reservoir)    NOR
     22.1    34.2                                           |
------------------------------------------------------------|
Total Capacity                             22.1     34.2    |
------------------------------------------------------------------------------------------------------------------------------------


                                                   East Feeder Pipeline
------------------------------------------------------------------------------------------------------------------------------------
              Transmission Pipeline Entitlement                      Transmission Pipeline Turnout Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                            |   Pipeline   Turnout
          CWS             ENCSD                             |   Station    Diamete   Cross Street Location              Owner
        (AF/YR)          (AF/YR)             (AF/YR)        |-----------------------------------------------------------------------
        11,500           11,000                 0           |     54+70      8        Chester Avenue                      CWS
------------------------------------------------------------|    103+84     16        Union Avenue                        CWS
Total Entitlement                             22,500        |    154+33     16        King Street                         CWS
------------------------------------------------------------|    178+33     12        Berger Street                       CWS
               Transmission Pipeline Capacity               |    237+44     15        Wenatchee Avenue                    CWS
          CWS             ENCSD                             |    319+00     16        Fairfax Avenue (Reservoir)         ENCSD
     (MGD)   (CFS)    (MGD)   (CFS)        (MGD)   (CFS)    |    323+70     12        Country Club                       ENCSD
     15.0    23.2     13.8    21.4                          |    353+70     16        College Avenue                     ENCSD
------------------------------------------------------------|    353+80     16        College Avenue (Reservoir)         ENCSD
Total Capacity                             28.8     44.6    |
------------------------------------------------------------------------------------------------------------------------------------


                                                   Northwest Feeder Pipeline
------------------------------------------------------------------------------------------------------------------------------------
              Transmission Pipeline Entitlement                      Transmission Pipeline Turnout Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                            |   Pipeline   Turnout
          CWS              COB                ID4(1)        |   Station    Diamete   Cross Street Location              Owner
        (AF/YR)          (AF/YR)             (AF/YR)        |-----------------------------------------------------------------------
           9,000          6,500                 0           |     32+72     16        Arrow Street                        CWS
------------------------------------------------------------|     61+95     14        Standard Street                     COB
Total Entitlement                             15,500        |    121+00     14        Mohawk Street                       CWS
------------------------------------------------------------|    121+50     16        Mohawk Street                       COB
              Transmission Pipeline Capacity                |    149+50     16        Fruitvale Avenue                    CWS
          CWS              COB                  ID4         |    165+90     16        Alken Street                        CWS
     (MGD)   (CFS)    (MGD)   (CFS)        (MGD)    (CFS)   |    200+47     16        Patton Way                          CWS
     15.0    23.2      6.0     9.3         11.0     17.0    |    300+36     16        Meany Avenue                        COB
------------------------------------------------------------|    300+36     16        Meany Avenue                        CWS
Total Capacity                             32.0     49.5    |
------------------------------------------------------------------------------------------------------------------------------------

Footnotes:
(1) ID4 NW Feeder Pipeline entitlement to be determined by ID4 at a later date.

                                    Exhibit D
                      Project Participant Buildout Schedule

--------------------------------------------------------------------------------------------------------
                    California       City of       East Niles    North of the   Improvement
 Fiscal Year       Water Service    Bakersfield       CSD         River MWD     District No.4    Total
--------------------------------------------------------------------------------------------------------
                                              Entitlement -AF/YR
--------------------------------------------------------------------------------------------------------
 Total Annual
  Entitlement         20,500          6,500         11,000         15,000             0          53,000
% of Entitlement        38.7%          12.3%          20.8%          28.3%          0.0%          100.0%
--------------------------------------------------------------------------------------------------------
                                                Capacity - MGD
--------------------------------------------------------------------------------------------------------
 Total Peaking
   Capacity             30.0            6.0           13.8           22.1           0.0            71.9
% of Capacity           41.7%           8.3%          19.2%          30.7%          0.0%          100.0%
--------------------------------------------------------------------------------------------------------
                                            Delivery Schedule -AF/YR
--------------------------------------------------------------------------------------------------------
   2004-05            11,500          6,500          6,000          8,500             0          32,500
   2005-06            12,500          6,500          6,000         10,000             0          35,000
   2006-07            13,000          6,500          7,500         10,100             0          37,100
   2007-08            15,500          6,500          7,950         10,200             0          40,150
   2008-09            16,000          6,500          8,400         10,300             0          41,200
   2009-10            16,500          6,500          8,850         10,400             0          42,250
   2010-11            17,000          6,500          9,300         10,500             0          43,300
   2011-12            17,500          6,500          9,750         10,600             0          44,350
   2012-13            18,000          6,500         10,200         10,700             0          45,400
   2013-14            18,500          6,500         11,000         10,800             0          46,800
   2014-15            19,000          6,500         11,000         10,900             0          47,400
   2015-16            19,500          6,500         11,000         11,000             0          48,000
   2016-17            20,000          6,500         11,000         11,100             0          48,600
   2017-18            20,500          6,500         11,000         11,200             0          49,200
   2018-19            20,500          6,500         11,000         11,300             0          49,300
   2019-20            20,500          6,500         11,000         11,400             0          49,400
   2020-21            20,500          6,500         11,000         11,500             0          49,500
   2021-22            20,500          6,500         11,000         11,600             0          49,600
   2022-23            20,500          6,500         11,000         11,800             0          49,800
   2023-24            20,500          6,500         11,000         12,000             0          50,000
   2024-25            20,500          6,500         11,000         12,250             0          50,250
   2025-26            20,500          6,500         11,000         12,500             0          50,500
   2026-27            20,500          6,500         11,000         12,750             0          50,750
   2027-28            20,500          6,500         11,000         13,000             0          51,000
   2028-29            20,500          6,500         11,000         13,250             0          51,250
   2029-30            20,500          6,500         11,000         13,500             0          51,500
   2030-31            20,500          6,500         11,000         13,750             0          51,750
   2031-32            20,500          6,500         11,000         14,000             0          52,000
   2032-33            20,500          6,500         11,000         14,250             0          52,250
   2033-34            20,500          6,500         11,000         14,500             0          52,500
   2034-35            20,500          6,500         11,000         15,000             0          53,000
--------------------------------------------------------------------------------------------------------

                                    Exhibit E
        Treated Water Capacity Expansion Project Cost Allocation Summary




                  Treated Water Capacity Expansion Cost Summary

                                                        Feasibility        Estimated         Total
                                                       Administration     Engineering     Construction      Estimated
Project                                                & Financing(5)       Cost(1)         Cost(9)           Cost
---------------------------------------------------------------------------------------------------------------------
                                                            ($)               ($)             ($)              ($)
---------------------------------------------------------------------------------------------------------------------
Henry C. Garnett WPP Expansion (72 MGD)                   635,000          2,050,000       35,638,500      38,323,500
North Feeder Expansion Project                                               698,625        3,378,125       4,076,750
East Feeder Expansion Project                                                660,825        3,186,625       3,847,450
East Feeder Oswell Bypass Project                                                             625,000         625,000
Northwest Feeder Project                                                     803,900       14,697,000      15,500,900
---------------------------------------------------------------------------------------------------------------------
                                          Total           635,000          4,213,350       57,525,250      62,373,600
---------------------------------------------------------------------------------------------------------------------




               Treated Water Expansion Cost Allocation Summary(4)

                                                         Existing          Incremental        Total        Existing     Incremental
                                                          Annual             Annual           Annual        Peaking       Peaking
Project Participant                                     Entitlement        Entitlement      Entitlement     Capacity      Capacity
-----------------------------------------------------------------------------------------------------------------------------------
                                                         (AF/YR)            (AF/YR)          (AF/YR)         (MGD)         (MGD)
-----------------------------------------------------------------------------------------------------------------------------------
California Water Service                                 11,500              9,000           20,500          15.0          15.0
City of Bakersfield                                           0              6,500            6,500           0.0           6.0
East Niles CSD                                            5,000              6,000           11,000           6.7           7.1
North of the River MWD                                    8,500              6,500           15,000          11.4          10.7
Improvement District No. 4                                    0                  0                0           0.0           0.0
-----------------------------------------------------------------------------------------------------------------------------------
                                          Total          25,000             28,000           53,000          33.1          38.8
-----------------------------------------------------------------------------------------------------------------------------------




         Treated Water Expansion Cost Allocation Summary(4) (Continued)

                                                                         Avg of Ratio         HCGWPP
                                                      Total Peaking        Capacity &          Cost
Project Participant                                     Capacity          Entitlement(8)     Allocation
-------------------------------------------------------------------------------------------------------
                                                         (MGD)                (%)               ($)
-------------------------------------------------------------------------------------------------------
California Water Service                                 30.0                35.4%          13,342,229
City of Bakersfield                                       6.0                19.3%           7,288,617
East Niles CSD                                           13.8                19.9%           7,486,357
North of the River MWD                                   22.1                25.4%           9,571,297
Improvement District No. 4                                0.0                 0.0%             635,000
-------------------------------------------------------------------------------------------------------
                                          Total          71.9               100.0%          38,323,500
-------------------------------------------------------------------------------------------------------

                      Distribution Cost Allocation Summary

                                         North             North            North                          East
                                         Feeder            Feeder           Feeder           East          Feeder
                                        Pipeline          Pipeline         Pipeline        Pipeline       Pipeline      East Feeder
                                        Capacity          Capacity           Cost          Capacity       Capacity     Pipeline Cost
Project Participant                    Allocation(2)     Allocation       Allocation      Allocation     Allocation    Allocation(7)
------------------------------------------------------------------------------------------------------------------------------------
                                           (%)             (MGD)             ($)             (%)           (MGD)          ($)
------------------------------------------------------------------------------------------------------------------------------------
California Water Service                   0.0%             0.0                  0           0.0%          15.0          432,028
City of Bakersfield                        0.0%             0.0                  0           0.0%           0.0                0
East Niles CSD                             0.0%             0.0                  0         100.0%          13.8        3,379,597
North of the River MWD                   100.0%            22.1          3,378,125           0.0%           0.0                0
Improvement District No. 4                 0.0%             0.0            698,625           0.0%           0.0          660,825
------------------------------------------------------------------------------------------------------------------------------------
                                         100.0%            22.1          4,076,750         100.0%          28.8        4,472,450.0
------------------------------------------------------------------------------------------------------------------------------------


                Distribution Cost Allocation Summary (Continued)

                                                         NW Feeder
                                       NW Pipeline       Pipeline        NW Feeder
                                        Capacity         Capacity      Pipeline Cost
Project Participant                   Allocation(3)     Allocation     Allocation(6)
------------------------------------------------------------------------------------
                                          (%)              (MGD)             ($)
------------------------------------------------------------------------------------
California Water Service                 46.9%             15.0           9,755,000
City of Bakersfield                      18.8%              6.0           3,902,000
East Niles CSD                            0.0%              0.0                   0
North of the River MWD                    0.0%              0.0                   0
Improvement District No. 4               34.4%             11.0           1,843,900
------------------------------------------------------------------------------------
                                        100.0%             32.0          15,500,900


  Project Participant Total Capital Project Cost

                                     Total Project
Project Participant                     Cost
--------------------------------------------------
                                        ($)
--------------------------------------------------
California Water Service             23,529,256
City of Bakersfield                  11,190,617
East Niles CSD                       10,865,954
North of the River MWD               12,949,422
Improvement District No. 4            3,838,350
--------------------------------------------------
                                     62,373,600
--------------------------------------------------

Footnotes:
(1) Costs approved to date for engineering, analysis and design of the conveyance system. Approval does not include plant expansion design.
(2) Allocation calculated by the average of the ratios between percentage of incremental entitlement and percentage of incremental capacity.
(3)  Allocation calculated by percentage of incremental capacity.
(4)  Includes cost of financing Treated Water Capacity Expansion Project
(5)  Does not include the cost of bond insurance.
(6) Based in ID4 incremental participation in the NW Feeder Project. Includes ID4 payment of 100% NW Feeder design cost.
(7) Includes Oswell Bypass Project Cost not funded through the $1,200,000 DWR State Revolving Fund Loan.
(8) Project participant percent allocation does not directly compare to dept service percent due to different interest rates for taxable and nontaxable interest rates.
(9)  Construction costs include 35% contingency.

                                    Exhibit F
            Treated Water Capacity Expansion Project Billing Summary


                  Project Participant Billing Schedule Summary

--------------------------------------------------------------------------------
                               Frequency             Date              Due(1)
--------------------------------------------------------------------------------
Power                           Monthly            January            30 Days
                                                   through
                                                   December
--------------------------------------------------------------------------------
Operation & Maintenance        Quarterly            July 1            30 Days
                                                  October 1
                                                  January 1
                                                   April 1
--------------------------------------------------------------------------------
Treated Water Charge         Semiannually          July 10            30 Days
                                                  January 10
--------------------------------------------------------------------------------
Capital Facilities Charge    Semiannually          July 10            30 Days
                                                  January 10
--------------------------------------------------------------------------------


                    Project Participant Billing Cost Summary

-----------------------------------------------------------------------------------------------------------------------
                                                              Treated
                            Power          Operation &         Water
                            Cost(5)       Maintenance(5)      Charge(2)             Capital Facilities Charge(3)
-----------------------------------------------------------------------------------------------------------------------
                            Conveyan       Conveyance         Treatment      Conveyance       Treatment          Total
Frequency                   Monthly        Quarterly        Semiannually                    Semiannually
-----------------------------------------------------------------------------------------------------------------------
California Water Service    Actual          Actual           1,394,000         411,448          564,167         975,615
City of Bakersfield(4)      Actual          Actual             442,000         138,027          270,732         408,760
East Niles CSD              Actual          Actual             748,000         119,548          278,077         397,625
North of the River MWD      Actual          Actual           1,020,000         119,496          355,521         475,017
Improvement District No. 4                                                      36,788                0          36,788
-----------------------------------------------------------------------------------------------------------------------
                                                            $3,604,000        $825,307       $1,468,498      $2,293,805
-----------------------------------------------------------------------------------------------------------------------
Footnotes

(1)  Bills due within 30 days of postmarked date on invoice.
(2)  Based  on  $136/Ac-Ft  multiplied  by  the  purveyor's   entitlement  on  a
     semiannual basis.
(3)  Estimated  charges  include  principle,   interest,  reserve,   underwriter
     discount and insurance.
(4)  Bond interest based on nontaxable rate.
(5)  O,M & P Costs for treatment paid for by the ID4 Enterprise Fund

                                  Exhibit G-1


                                   AGREEMENT
               BETWEEN NORTH OF THE RIVER MUNICIPAL WATER DISTRICT
                                       AND
                          THE KERN COUNTY WATER AGENCY

         This agreement entered this 22nd day of November, 1996, between the Kern County Water Agency ("Agency"), and the North of the River Municipal Water District ("NORMWD") regarding construction and operation of NORMWD Well #3 discharge pipeline connection to the Agency 27 inch north pipeline.

                                    RECITALS

         WHEREAS, the Agency, on behalf of its improvement district number 4, owns and operates a 27" diameter water pipeline from its treatment plant to portions of its service area within Improvement District No. 4 (the "North Pipeline");

         WHEREAS, NORMWD previously provided additional funding to Agency for enlargement of the capacity of the North Pipeline to allow for potential utilization for well water;

         WHEREAS, NORMWD has a proposed potable water well, known as "NORMWD Well #3", located within its service area and Agency Improvement District No. 4 which will be capable of providing potable water of suitable quality for use within NORMWD and Improvement District No. 4; and

         WHEREAS, it is in the best interest of the parties to this agreement that a connection be constructed from the proposed NORMWD Well #3 to the 27 inch Agency North Pipeline near 601 Willow Dr., Oildale, so as to allow for the augmentation of NORMWD's water supply and therefore help relieve the peak load on the Agency Improvement District No. 4 water treatment plant.

         NOW THEREFORE, for the mutual consideration set forth herein, it is agreed as follows:

         1. Agency, for the consideration herein set forth, grants permission to the NORMWD to construct a pipeline connection from its proposed NORMWD Well #3 to the Agency North Pipeline (hereinafter referred to as "Connection") within the Agency's accompanying easement or right-of-way near 601 Willow Dr., Oildale, as shown on Exhibit "A"; consisting of a fabricated flanged outlet attached to the 27" Agency line valving (including check valve), and appropriate metering equipment; connecting to 10" ductile iron discharge pipe from the well.

         2. This contract shall become effective on the date signed below, and shall remain in effect throughout the term provided by Article 2 of the Treated Water Contract dated June 13, 1974, between the Agency and NORMWD, and any extensions, amendments or renegotiations thereto.

         3. Detailed plans and specifications shall be prepared by NORMWD for the Connection and related structures subject to approval of the Agency, and shall be subject to the Agency's right-of-way. Record drawings and specifications will be on permanent file at NORMWD.

         4. Metering will be by in-line propeller meters, or other AWWA approved device. Provisions will be made for accommodation of transducers, telemetry equipment and the treatment plant SCADA monitoring and control system. Records of the daily and accumulated flows will be maintained by NORMWD. Costs incurred for meeting the requirements of this provision shall be the responsibility of NORMWD.

         5. The Connection shall be constructed by NORMWD through force account, and/or licensed contractors, at NORMWD's sole expense. Construction shall be subject to the inspection and approval of the Agency at each stage. NORMWD shall keep Agency fully apprised of the schedule of construction. An encroachment permit issued by the Agency will be obtained by NORMWD prior to the commencement of construction.

         6. The Connection shall be operated by NORMWD so as to not interfere with the Agency's treatment plant operations and water deliveries. All produced water from Well #3 will meet all State of California potable water quality requirements.

         7. Agency shall have access to the Connection for inspection purposes at any time. Agency will endeavor to provide NORMWD with advance notice of such inspections to the extent practical. The Agency will maintain ownership of the Connection up to, but not including, the isolation valve attached to the flanged outlet. NORMWD will maintain ownership from, and including the isolation valve to the well.

         8. Unless operation is requested by the Agency, NORMWD will provide one hour notice to the Agency of its intent to use the Connection to deliver produced water from its Well #3 into the Agency line. In the event of an emergency, notice will be given as soon as practical. Upon notice the Agency may deny permission in accordance with paragraph 9. If conditions require the Agency to shut down Well #3, one hour notice shall be given unless an emergency exists, in which case notice shall be given as soon as practical.

         9. The Connection will not be operated under any conditions which are adverse to the operations, finances, and water supply of the Agency and its Treated Water Contractors.

         10. NOR shall defend, indemnify, and hold harmless the Agency, its employees, directors, contractors and agents, with respect to any claims or liabilities of all kinds arising out of, or related to the construction or operation of the Connection, including but not limited to all reasonable attorney and consultant fees.

         11. In the event of disputes relating to this agreement, the parties shall first submit to mediation in an attempt to resolve such disputes, then such disputes shall be subject to a non-binding arbitration before a mutually agreeable neutral arbitrator, or if no agreement can be reached, before a neutral arbitrator selected by the Kern County Superior Court. In the event of an action after arbitration, the party obtaining a result less favorable than the result obtained in arbitration shall bear the attorneys fees of both parties.

         IN WITNESS WHERE OF, the parties hereto have executed this contract on the 22nd day of November, 1996.


     Kern County Water Agency        North of the River Municipal Water District


BY:  /s/ Terry Rogers                   BY:  /s/ Don Cross
   --------------------------------        --------------------------------
     Terry Rogers                            Don Cross
     President, Board of Directors           President, Board of Directors


ATTEST:


BY:  /s/ Pam Bosworth                   BY:  /s/ William R. Miller
   --------------------------------        --------------------------------
     Pam Bosworth, Secretary                 William R. Miller, Secretary
     Kern County Water Agency                North of the River Municipal
     P.O. Box 58                             Water District
     Bakersfield, California 93302           4000 Rio Del Norte Street
                                             Bakersfield, California 93308

                                  Exhibit G-2


                                AGREEMENT AMONG
                        CALIFORNIA WATER SERVICE COMPANY
                                       AND
                      EAST NILE COMMUNITY SERVICES DISTRICT
                                       AND
               KERN COUNTY WATER AGENCY/IMPROVEMENT DISTRICT NO. 4


For Construction and Operation of a California Water Service Company (hereinafter referred to as "CWS") "T" Connection and Related Facilities
(hereinafter referred to as the "Connection") to the Kern County Water Agency/Improvement District No. 4 (hereinafter referred to as the "Agency") East Pipeline near or at the 23 Corner Tank Facility site

         WHEREAS, it is in the best interests of the parties to this Agreement that this Connection be constructed to enable CWS to use the Agency's east transmission pipeline at or near the 23 Corner Tank Facility for conveying treated water from CWS' new North East Bakersfield Water Treatment Plant (NEBWTP) to customers within the service areas of CWS and East Niles Community Services District (hereinafter referred to as "ENCSD").

         WHEREAS, the following benefits expect to be realized as the result of the Connection being constructed and operated in the manner set forth in this
Agreement:


         (1) ENCSD will receive an excellent quality of treated Kern River water from the NEBWTP;

         (2) There will be an increase in treated water supply reliability for all three parties due to the direct connection of the NEBWTP and the Agency's Henry C. Garnett water treatment plant (HCGWTP) to the east pipeline;

         (3) ENCSD will experience a significant reduction in costs for electric power consumption due to the elimination or reduction under normal circumstances of pumping water from the HCGWTP to the 23 Corner Tank Facility;

         (4) If the Agency is required and able to deliver an additional 3,000 acre-ft/year of treated water to ENCSD consistent with the terms and conditions of the existing Treated Water Contract dated June 13, 1974, including the provisions of Agency Resolution No. 16-71 and the Agreement dated August 25, 1983 that implemented this Resolution, CWS will provide ENCSD the additional amount in exchange for the treated water that would have been delivered by the Agency to ENCSD;

         (5) ENCSD has the opportunity to participate in and therefore increase the amount of treated water it receives from future expansions of the NEBWTP if it contracts with CWS to pay for its proportional share of capital, operational and maintenance costs of such expansions.

         WHEREAS, it is recognized by all parties that this Agreement does not amend, change, limit, alter or invalidate any of the terms and conditions of the existing Treated Water Contract dated June 13, 1974, among the Agency, CWS, ENCSD, and other Treated Water Contractors. The duties and obligations of each party and respective assignments of treated water as set forth in the Treated Water Contract and any amendments thereto remain in effect after this Agreement is executed and the Connection is constructed and put into operation.

NOW THEREFORE, it is agreed as follows:

         1. The Parties agree that the statements set forth in the preceding "Whereas" clauses are true and correct to the best of their knowledge and are being relied upon by the Parties in entering into this Agreement.

         2. The Agency grants permission to CWS to construct the Connection from its piping system to a tie-in with the Agency's piping system and make use of the Agency's existing easement or right-of-way near 5401 Auburn Ave, as shown and described in Exhibits "A-1, A-2, B-1 and B-2", attached hereto, subject to the conditions set forth in the following sections of this Agreement.

         3. This Agreement shall become effective on the date signed below, and shall remain in effect throughout the term provided by
                Article 2 of the Treated Water Contract dated June 13, 1974, between the Agency, CWS and ENCSD and any extensions, amendments, or renegotiations thereto unless all parties mutually agree to earlier termination.

         4. Detailed plans and specifications shall be prepared by CWS for the Connection for review and approval by the Agency and ENCSD, and shall be subject to the Agency's right-of-way. Record as-built drawings and specifications will be on permanent file at CWS and copies provided to the Agency and ENCSD.

         5. Metering will be by an AWWA approved device. Provisions will be made for accommodations of transducers, telemetry equipment, and the HCGWTP SCADA monitoring and control system. Records of the daily and accumulated flows will be maintained by both the Agency and CWS. Copies of all flow records will be provided to ENCSD. Costs incurred for meeting thr requirements of this provision shall be the responsibility of CWS.

         6. The Connection shall be constructed by CWS through force account, and/or licensed contractors, at the sole expense of CWS. Construction shall be subject to the inspection and approval of the Agency at each stage. CWS shall provide the Agency and ENCSD with the schedule of construction and timely updates of construction progress. CWS will obtain an encroachment permit from the Agency prior to commencement of construction. Any shutdowns of the Agency's east transmission pipeline for purposes of construction or disinfection of the Connection will be performed only after prior consent has been obtained from ENCSD and in a manner and under conditions that does not result in negative or harmful effects on the operations, finances and water supply of ENCSD.

         7. The Connection shall be operated by CWS in a manner and under conditions that do not result in negative or harmful effects on the operations, finances, and water supply of the Agency's Improvement District No. 4, ENCSD and other Treated Water Contractors. Responsibilities for operations and maintenance of the Connection by CWS and related administrative procedures shall be in accordance with the provisions of the Treated Water Contract dated June 13, 1974. All water delivered to the Connection by CWS from the NEBWTP shall meet all State of California Department of Health Services potable water quality requirements.

         8. Agency shall have access to the Connection for inspection purposes at any time. Agency shall provide CWS with advance notice of such inspections to the extent practical. Agency will maintain ownership of the Connection which subject to final design changes will generally consist of the following:________________________________ .

         9. CWS shall defend, indemnify, and hold harmless the Agency and ENCSD, their employees, directors, contractors and agents, from damages and losses including reasonable attorney fees and consultant fees to the extent caused by the negligence or willful misconduct of CWS, its employees and agents, including without limitation, negligence or misconduct in the design of, construction of, or operation and maintenance of the Connection, or design of the CWS system, and from the day to day management and operations of flow through the Connection to ENCSD.

         10. Agency shall defend, indemnify and hold harmless CWS and ENCSD, their employees, directors, contractors and agents from damages and losses including reasonable attorney fees and consultant fees, to the extent caused by the negligence or willful misconduct of the Agency or its employees, directors, contractors or agents, including without limitation, negligence or misconduct in operational control of the Connection.

         11.    Dispute Resolution:

                (1) Intent. Agency, ENCSD, and CWS desire and intend to resolve all disputes or other matters arising out of or in connection with this Agreement through reasonable, business like dispute resolution procedures without resort to litigation. Accordingly, any disputes among the parties shall be resolved in accordance with this section, excepting those construction disputes resolved according to the requirements of Public Contract Code sections 20104 et seq., and excepting those disputes where an imminent threat to public health or safety, requires immediate judicial action.

                (2) Initial Meeting. As a first step, any party may call a special meeting to initially resolve a dispute. The initial meeting shall be held within three (3) working days after delivery of a written request for such a meeting. The written request shall contain a statement of the nature of the dispute. The meeting shall be attended by the authorized representatives of the Agency, ENCSD and CWS. Disclosures made by the parties during such meetings shall be protected as discussions for the resolution of a disputed claim under the California Evidence Code.


                (3) Mediation. If the dispute has not been resolved within five (5) working days after the conclusion of the initial meeting, any party may initiate mediation by written notice to the others. All parties shall attend and participate in the mediation that shall be non-binding and without prejudice. The parties shall first attempt to agree upon a mediator. If agreement cannot be reached on selection of a mediator, the parties shall attempt to agree upon a mediation entity, e.g. AAA, JAMS, etc., to appoint a mediator. If agreement cannot be reached, the parties shall petition the Kern County Superior Court for appointment of a mediator. Costs of mediation shall be borne equally by each party.

                (4) Failure of Mediation. If mediation fails to resolve the dispute within 30 days the parties are free to pursue other legal remedies.

IN WITNESS WHERE OF, the parties hereto have executed this contract on the ______ day of 2001.



BY:  /s/ Peter Frick                        BY: /s/ Robert Guzzetta
     --------------------------------           ------------------------------
     Peter Frick                                Robert Guzzetta
     President, Board of Directors              Vice President, Engineering/
     Kern County Water Agency                   Water Quality
                                                California Water Service Company


BY:  /s/ Joe Johnson
     --------------------------------
     Joe Johnson
     President, Board of Directors
     East Niles Community Services District


ATTEST:


BY:  /s/ Pam Bosworth                       BY: /s/ Paul Ekstrom
     --------------------------------           ------------------------------
     Secretary                                  Paul Ekstrom
     Kern County Water Agency                   Secretary
     P.O. Box 58                                California Water Service Group
     Bakersfield, California 93302


BY:  /s/ Kelly K. Ulrich
     --------------------------------
     Kelly K. Ulrich, Manager and Secretary
     East Niles Community Services District
     P.O. Box 6038
     Bakersfield, CA 93386